                                                                   Exhibit 10.10

                               AGREEMENT OF LEASE

                                 By and Between

                       THE RITTENHOUSE DEVELOPMENT COMPANY
                                    Landlord

                                       and

                           S & W OF PHILADELPHIA, LLC
                                     Tenant

                     For the SMITH AND WOLLENSKY RESTAURANT

                            at THE RITTENHOUSE HOTEL

                           Philadelphia, Pennsylvania

                            Dated: February 18, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I - LEASE TO TENANT ...............................................  2
            1.01  Premises ................................................  2
            1.02  Standard ................................................  2
            1.03  Relation of Parties .....................................  2

ARTICLE II - TERM .........................................................  2
            2.01  Term ....................................................  2
            2.02  Rent Commencement Date ..................................  3
            2.03  Lease Commencement Date .................................  3
            2.04  Option Period ...........................................  3
            2.05  Lease Year ..............................................  4

ARTICLE III - RENOVATING, FURNISHING AND EQUIPPING OF RESTAURANT;
              PRE-OPENING SERVICES ........................................  4
            3.01  Construction; Opening ...................................  4
            3.02  Project Costs ...........................................  4
            3.03  Pre-Opening .............................................  5

ARTICLE IV - POSSESSION; TENANT IMPROVEMENTS; EXPANSION OPTION ............  6
            4.01  Possession ..............................................  6

ARTICLE V - OPERATING STANDARDS; USE ......................................  6
            5.01  Operating Standards .....................................  6
            5.02  Personnel ...............................................  8
            5.03  Licenses, Permits and Zoning; Compliance with Law .......  8
            5.04  Limitations on Marketing, Advertising and Promotion .....  9
            5.05  Maintenance and Repairs .................................  9
            5.06  Alterations .............................................  9
            5.07  Tenant's Fixtures ....................................... 10
            5.08  Legal Actions ........................................... 10
            5.09  Cooperation with Hotel - Shared Services ................ 10
            5.10  Utility Services ........................................ 11
            5.11  Taxes ................................................... 11
            5.12  Net Lease ............................................... 13

ARTICLE VI - MINIMUM RENT; PERCENTAGE RENT AND ADDITIONAL RENT ............ 13
            6.01  Minimum Rent ............................................ 13
            6.02  Percentage Rent ......................................... 14
            6.03  Gross Revenue ........................................... 16
            6.04  Use and Occupancy Tax ................................... 17

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            6.05  Rent .................................................... 17

ARTICLE VII - INDEMNIFICATION ............................................. 17
            7.01  Tenant's Indemnity ...................................... 17
            7.02  Landlord's Indemnity .................................... 17
            7.03  Conditions of Indemnification ........................... 17

ARTICLE VIII - NON-COMPETITION ............................................ 18
            8.01  Non-Competition ......................................... 18
            8.02  Definition of Affiliate ................................. 18

ARTICLE IX - INSURANCE .................................................... 18
            9.01  Waiver of Subrogation ................................... 18
            9.02  Investigation of Claims ................................. 19
            9.03  Tenant's Insurance ...................................... 19
            9.04  Landlord's Insurance .................................... 20

ARTICLE X - TRADE NAME, SERVICE MARKS ..................................... 21
           10.01  Trade Name .............................................. 21
           10.02  Landlord's Trade and Service Marks ...................... 21

ARTICLE XI - ASSIGNMENTS AND TRANSFERS .................................... 21
           11.01  Assignment by Tenant .................................... 21
           11.02  Assignment by Landlord .................................. 22

ARTICLE XII - MORTGAGES AND FINANCINGS .................................... 22
           12.01  Definitions ............................................. 22
           12.02  Subordination; Changes .................................. 23
           12.03  Notice and Right to Cure ................................ 23
           12.04  Acquisition by Mortgagee; Non-Disturbance ............... 23
           12.05  Termination ............................................. 25

ARTICLE XIII - TERMINATION ................................................ 25
           13.01  Termination ............................................. 25
           13.02  Landlord's Additional Termination Right ................. 25
           13.03  Termination Fee ......................................... 25
           13.04  Effect of Termination ................................... 26

ARTICLE XIV - MECHANIC'S LIENS ............................................ 26
           14.01  Mechanics' Liens, etc. .................................. 26

ARTICLE XV - DAMAGE TO PREMISES ........................................... 27
           15.01  Damage to Premises ...................................... 27
           15.02  Damage to Hotel ......................................... 27
           15.03  Limitation .............................................. 28

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           15.04  Time to Restore ......................................... 28

ARTICLE XVI - CONDEMNATION ................................................ 28
           16.01  Condemnation ............................................ 28

ARTICLE XVII - DEFAULTS; REMEDIES ......................................... 30
           17.01   Defaults ............................................... 30
           17.02   Remedies ............................................... 31
           17.03   Expenses of Enforcement ................................ 35
           17.04   Landlord May Cure Defaults ............................. 35

ARTICLE XVIII - MISCELLANEOUS ............................................. 36
           18.01   Access and Information ................................. 36
           18.02   Quiet Enjoyment ........................................ 37
           18.03   Notices ................................................ 37
           18.04   Waivers ................................................ 38
           18.05   Partial Invalidity ..................................... 38
           18.06   Entire Lease ........................................... 38
           18.07   Intentionally Omitted .................................. 38
           18.08   Successors and Assigns ................................. 38
           18.09   Consents ............................................... 39
           18.10   Governing Law .......................................... 39
           18.11   Signs .................................................. 39
           18.12   Landlord's Right of Entry .............................. 39
           18.13   Common Areas ........................................... 40
           18.14   Estoppel Certificates .................................. 40
           18.15   Limitation of Liability ................................ 40
           18.16   Binding Effect ......................................... 40
           18.17   Headings ............................................... 40
           18.18   Counterparts ........................................... 40
           18.19   Waiver of Trial by Jury ................................ 40
           18.20   Adverse Possession ..................................... 41
           18.21   Condition of Title and of Premises ..................... 41
           18.22   Surrender .............................................. 41
           18.23   Holdover ............................................... 41
           18.24   Definitions ............................................ 42
           18.25   Hazardous Materials .................................... 43
           18.26   Brokers ................................................ 44
           18.27   Effect of Submission ................................... 45

EXHIBITS

EXHIBIT "A" - Description of Restaurant Space
EXHIBIT "B" - Plans and Specifications of Restaurant
EXHIBIT "C" - Project Budget
EXHIBIT "C-1" - Tenant's Furniture, Fixtures and Equipment (Section 5.07) EXHIBIT "D" - Termination Fee (Section 13.03)
EXHIBIT "E" - Operating Results Standard (Section 13.02)

                               AGREEMENT OF LEASE

            THIS AGREEMENT ("Lease" or "Agreement") dated as of the 18th day of February, 2000, by and among RITTENHOUSE DEVELOPMENT COMPANY, a general partnership, organized and existing under the laws of the State of Delaware, with offices at The Rittenhouse, 210 Rittenhouse Square, Philadelphia, Pennsylvania 19103 (hereinafter called "Landlord"), and S & W OF PHILADELPHIA, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with offices at c/o The Smith & Wollensky Restaurant Group, Inc., 1114 First Avenue, 6th Floor, New York, New York 10021 (hereinafter called "Tenant").

                                   WITNESSETH:

            WHEREAS, Landlord owns a luxury hotel known as and operating under the name "The Rittenhouse" (the "Hotel") located at 210 Rittenhouse Square, Philadelphia, Pennsylvania;

            WHEREAS, atop the Hotel is a private, residential, luxury condominium development known as The Rittenhouse Condominium (the "Condominium") and residents of the Condominium are provided certain services and amenities through the Hotel;

            WHEREAS, Landlord wishes to lease certain space within the Hotel described on Exhibit "A" hereto, to be operated and managed as a hotel restaurant facility (the "Restaurant") which, in addition to serving the general public, will serve as an amenity to Hotel and its guests, and will also provide Condominium residents with certain services and privileges;

            WHEREAS, Tenant is the owner and operator of various restaurants, and Tenant is experienced in the planning, decorating, furnishing, equipping, promoting, managing and operating of commercial restaurants and hotel restaurant facilities;

            WHEREAS, Landlord and Tenant desire to enter into an agreement whereby Landlord and Tenant will each contribute to the cost to renovate, construct, furnish and equip the Restaurant on the terms and conditions hereinafter set forth; and

            WHEREAS, Tenant desires to operate a restaurant and food and beverage services within the Hotel and Landlord desires to lease space in the Hotel to Tenant for such use on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I
                                 LEASE TO TENANT

            1.01 Premises.

                  (a) Premises. Landlord does hereby demise and let unto Tenant and Tenant does hereby hire and lease from Landlord, for the term and upon the conditions and covenants set forth herein, those portions of the lobby, second floor and third floor at the Hotel more fully described on the plan marked Exhibit "A" and attached hereto and made a part hereof (the "Premises" or "Leased Premises").

                  (b) Landlord shall use commercially reasonable efforts to obtain from the Rittenhouse Condominium Association permission for Tenant to use as an outdoor patio and customer seating area, for approximately five months per year during warm weather months, the outdoor space adjacent to the Leased Premises in the area indicated as "outdoor space" on Exhibit A. Landlord shall have no liability to Tenant if Landlord is unable to obtain such permission. If Landlord is successful in doing so, during the periods in which Tenant is permitted to use such space, such space shall be deemed part of the Lease Premises, but no additional rent or real estate taxes will be due from Tenant on account of such space. Tenant, and not Landlord, shall be responsible at its expense, to obtain all necessary permits and governmental approvals for use of such space.

            1.02 Standard. Tenant hereby agrees to supervise, operate, maintain and repair the Restaurant as provided in this Lease, to create an image for the Restaurant consistent with, and so as to enhance the image of the Hotel as, a world-class luxury hotel, and to maximize the profit potential of the Hotel and of the space being occupied by the Restaurant.

            1.03 Relation of Parties. Nothing in this Lease shall be construed as creating a franchise, partnership, or joint venture between the parties hereto. Tenant shall have no power or authority, express or implied, to bind or obligate Landlord in any manner whatsoever except as specifically set forth in this Agreement.

                                   ARTICLE II
                                      TERM

            2.01 Term. The term of this Agreement shall commence on the Lease Commencement Date (defined in 2.03 below) ("Term") and shall continue in force thereafter for a period expiring on (i) the 10th anniversary of the Rent Commencement Date (if the Rent Commencement Date is the first day of a calendar month) or (ii) the 10th anniversary of the last day of the calendar month in which occurs the Rent Commencement Date (if the Rent Commencement Date is not the first day of a calendar month) (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Agreement. This Agreement shall not extend beyond the Term unless Tenant exercises Tenant's Option (defined in 2.04 below) in which case the Term shall extend and include the applicable Option Period on the terms and conditions set forth below.

            2.02 Rent Commencement Date. Tenant's obligation to pay minimum rent and Percentage Rent shall commence on the date (the "Rent Commencement Date") which is the earlier of (i) the date Tenant or anyone claiming under or through Tenant first opens the Restaurant to the public for business or (ii) July 1, 2000 (the "Scheduled Commencement Date"). In either case, all other obligations of Tenant under this Lease, including but not limited to Tenant's obligation to pay all utility charges and insurance premiums as set forth below, and Tenant's indemnification obligations, shall commence on the Lease Commencement Date.

            2.03 Lease Commencement Date. Tenant's obligations under this Lease (other than its obligations to pay minimum rent and Percentage Rent under Article 6) shall commence on the date possession of the Premises in the condition described in Article 4.01 below is delivered to Tenant (the "Lease Commencement Date").

            2.04 Option Period. Provided that Tenant at the time of the exercise of the option herein granted is not in default beyond any applicable notice and cure period of any term, covenant, condition or agreement provided for in this Lease, and further provided that Tenant has achieved Gross Revenue (as defined in Article 6 below) in excess of Four Million Five Hundred Thousand Dollars ($4,500,000) for the Lease Year immediately preceding the final year of the then current Term, Tenant shall have the option ("Tenant's Option") to extend the term of this Lease for two (2) additional periods of five (5) years each (the "Option Period"). Tenant may, at its option, elect to extend the term for one or more of such additional periods; however, if Tenant does not extend the term for any period it shall have no right to extend it for any subsequent additional period. The option for any additional period may be exercised by Tenant only by written notice to Landlord given at least twelve months prior to the expiration of the period of the term immediately preceding the additional period for which the option is being exercised. Except as herein stated, all of the terms, covenants and conditions of this Lease last pertaining to the initial term hereof shall equally pertain in all respects to all extensions of the term of this Lease. The minimum annual rental during each year of each additional period shall be an amount equal to the greater of (a) the minimum rent (as defined in Article 6 below) in effect during the year preceding the commencement of the additional period or (b) the sum derived by multiplying the minimum rent in effect for the initial term hereof by a fraction, the numerator of which shall be the Index (as hereinafter defined) for the month which is two calendar months before the commencement of such additional period and the denominator of which shall be the Index for the month which is two calendar months before the date of this Lease. The "Index" shall mean the Consumer Price Index for All Urban Consumers (CPI-U) - U.S. City Average, All Items (1982-84 = 100), published by the Bureau of Labor Statistics of the U.S. Department of Labor. The Index is no longer published, the "Index" shall mean whichever of the following indices shall yield a greater fraction: (1) the index referred to above which continues to be published (if any continues to be published), or (2) the index of consumer prices in the U.S. reasonably determined by Landlord to be most closely comparable to the discontinued index (or if both are discontinued, the index of consumer prices in the U.S. most closely comparable to one of the discontinued indices) after making such adjustments in items included or method of compensation as may be prescribed by the agency publishing the same or as otherwise may be reasonably determined by Landlord as being required to compensate for changes subsequent to the date of this Lease.

            2.05 Lease Year. The "First Lease Year" shall be the period commencing on the Rent Commencement Date and ending on the first anniversary of the last day of the calendar month in which the Rent Commencement Date occurs, unless the Rent Commencement Date occurs on the first day of a calendar month, in which case the First Lease Year shall terminate on the day preceding the first anniversary of the Rent Commencement Date. Each "Lease Year" after the First Lease Year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding Lease Year, with the final Lease Year ending on the Expiration Date.

                                   ARTICLE III
               RENOVATING, FURNISHING AND EQUIPPING OF RESTAURANT

            3.01 Construction; Opening. Tenant shall not later than the Scheduled Commencement Date (i) construct, furnish, equip and supply the Restaurant on a ready-to-operate, full turn-key basis, including but not limited to all initial and replacement chinaware, glassware, dishes, silverware, small wares, linen, food service equipment and utensils necessary for the full operation of each of the various food service areas and facilities in the Restaurant, (ii) open the Restaurant to the public and receive paying customers; and (iii) operate the Restaurant in accordance with the requirements and standards of this Lease. Tenant shall engage such licensed architects, contractors, engineers, kitchen, laundry and other interior designers, sound and lighting designers and other specialists as are determined by Tenant to be necessary to construct, improve, design, decorate, and fully equip the Restaurant in accordance with plans and specifications ("Plans") described on Exhibit "B" hereto. The Plans shall be subject to such changes, modifications, additions, deletions or substitutions as Tenant shall determine, subject to Landlord's approval of such changes, which approval shall not be unreasonably withheld or delayed.

            3.02 Project Costs.

                  (a) Attached hereto as Exhibit "C" is Tenant's budget for the costs for renovations to the Premises and the furnishing, equipping and supplying of the Restaurant (the "Project Budget"). Landlord and Tenant shall each pay and be responsible for costs reflected on the Project Budget ("Project Costs") on the basis of forty percent (40%) contribution by Tenant and sixty percent (60%) contribution by Landlord up to a maximum joint contribution of One Million Five Hundred Thousand Dollars ($1,500,000), provided, however, that anything in this Lease to the contrary notwithstanding Landlord's share of the Project Costs shall not exceed Nine Hundred Thousand Dollars ($900,000), and Tenant shall pay and be solely responsible for 100% of the Project Costs in excess of One Million Five Hundred Thousand Dollars ($1,500,000). Landlord's share of Project Costs shall be paid by Landlord to Tenant periodically as incurred, but not more frequently than once per month, provided that (i) Tenant is not then in default under this lease, (ii) Tenant furnishes Landlord with a requisition in form of

AIA G-702 and G-703, or such other form as is reasonably acceptable to Landlord, specifying the amount requested, with line item descriptions of the work, materials, equipment and/or fixtures and reasonably supporting documentation (such as invoices or receipts), (iii) the chief financial officer of Tenant certifies that the items for which reimbursement have been requested have been physically incorporated into the Premises, free of liens and encumbrances and for amounts actually due and owing or paid by Tenant, and for work which has been approved and accepted by Tenant, and (iv) Tenant furnishes Landlord with evidence that Tenant has paid Tenant's share of all previous requisitions and Tenant's share of the items described on the current requisition, or otherwise provides reasonable assurance acceptable to Landlord that Tenant's share of the current requisition will be paid concurrently with Landlord's payment to Tenant. Notwithstanding such payment by Tenant of forty percent (40%) of the Project Budget up to $1,500,000, and the payment by Tenant of the entire amount in excess of $1,500,000, the Restaurant and all improvements thereto or to the Hotel, and all leasehold improvements, furniture, furnishings, equipment (including kitchen and refrigeration equipment and dishwasher), fixtures, supplies, and other items constructed, installed, placed on or at the Premises, and intended to be used in connection with the use and operation of the Premises, are part of the Premises shall be and remain the sole property of Landlord, excluding those items listed on Exhibit C-1 attached hereto, which are and shall remain Tenant's property.

                  (b) In addition to the foregoing contributions in subparagraph
(a) above, Landlord and Tenant shall each contribute 50% of the cost to purchase and install a new dishwasher and related equipment (such as stainless steel tables). The usage of this dishwasher shall be shared by Tenant and Landlord, in such manner as they shall mutually agree, in their reasonable discretion. During the Term of this Lease, Landlord and Tenant shall each pay one-half of all maintenance and repair costs relating to the dishwasher, provided that if one party makes significantly more use of the dishwasher than the other, Landlord and Tenant shall adjust the cost sharing in a manner which is equitable under the circumstances. The dishwasher shall be and remain the sole property of Landlord, notwithstanding the foregoing contributions and payments by Tenant.

            3.03 Pre-Opening. Tenant shall perform all activities necessary to prepare the Restaurant for opening for business to the public or before the Scheduled Commencement Date, including the following:

                  (a) Establishing credit policies to be used at the Restaurant with respect to house accounts, Hotel room accounts, and Condominium residents accounts, which credit policies and agreements must be approved in writing by Landlord prior to the Rent Commencement Date.

                  (b) Establishing systems in conjunction with the Hotel to enable the Hotel to include selected Restaurant menu items in the Hotel's room service menu.

                                   ARTICLE IV
                POSSESSION; TENANT IMPROVEMENTS; EXPANSION OPTION

            4.01 Possession. Landlord shall deliver possession of the Premises to Tenant upon the full execution and delivery of this Lease by Landlord and Tenant. Tenant leases and accepts the Premises in its "AS-IS WHERE IS" condition and state of repair, without any representation or warranty, express or implied, of any kind by Landlord, or any employee, agent or representative of Landlord. Tenant acknowledges that Tenant has examined the Premises prior to the execution and delivery of this Lease, and has found the same to be satisfactory to it for all purposes, and suitable for the conduct of Tenant's business. In connection with Tenant's initial occupancy of the Premises, the Premises will be improved by Tenant as set forth on Exhibit "B" attached hereto and made a part hereof.

                                    ARTICLE V
                            OPERATING STANDARDS; USE

            5.01 Operating Standards. Tenant will, on or before the Scheduled Commencement Date, operate a first class, high quality restaurant with liquor sales upon the Premises, open to the public and receiving paying customers, and consistent with the Restaurant's facilities and the Hotel's image and standards, and will provide service and operation of the Restaurant, in accordance with the terms of this Lease. Tenant shall provide or cause to be provided all amenities in connection therewith which are customary and usual to such an operation. Tenant shall carry out its responsibilities in accordance with the operating standards set forth below:

                  (a) Tenant shall at all times continuously use and occupy the Premises and operate the Restaurant therein, in accordance with the terms, standards and requirements of this Lease and consistent with the greater of (i) a high quality first class restaurant, and (ii) the level of service provided at other "Smith and Wollensky" and Smith & Wollensky Restaurant Group, Inc., restaurants. The Premises may not be used or occupied for any other purpose. Anything in this Lease to the contrary notwithstanding, that portion of the Premises on the third floor of the Hotel (such space, the "Third Floor Space") shall be used only for "back of the house" functions, not accessible to the public, as office, general and refrigerated storage, and employee facilities in support of the operation of the Restaurant.

                  (b) Tenant will maintain the Restaurant in a clean, safe and orderly manner, in accordance with the terms of this Lease, and provide courteous, high-quality service to the public.

                  (c) Tenant will comply with all laws and governmental requirements and obtain and maintain the governmental licenses and approvals, including liquor licenses, necessary to operate the Restaurant.

                  (d) Tenant will ensure that no part of the Restaurant publicly displays advertisements that further or promote a competing business without the prior written approval of Landlord. Tenant, or its Affiliate, may promote other Smith & Wollensky restaurants located outside the Philadelphia Metropolitan Area (as defined in Section 8.01(a) below), but may not promote or advertise at or within the Premises any restaurants (whether or not operated under the Trade Name (as defined in Section 10.01(a) below) which are located in or serve customers within the Philadelphia Metropolitan Area, unless Tenant or its Affiliate provides equivalent promotion or advertising at such other restaurant, which promotes and advertises the Restaurant at the Premises.

                  (e) Tenant will use its best efforts to reflect credit upon and create a favorable public response to the Hotel, the Restaurant and the Trade Name.

                  (f) Tenant agrees that during the Term, it will not contract for or delegate in any manner the management or operation of the Restaurant, or any other services or obligations to be performed hereunder by Tenant, with or to any other person, firm or entity without the prior written approval of Landlord, except Landlord's approval should not be required for services or obligations performed by Guarantor.

                  (g) Tenant shall actively open and continuously operate the Restaurant for business (including the bar), at a minimum, for lunch between the hours of 11:30 a.m. and 2:30 p.m. on Monday through Friday; and for dinner between the hours of 5:30 p.m. and 10:00 p.m. Monday through Thursday and between the hours of 5:30 p.m. through 11:00 p.m. on Friday and Saturday (the hours during which dinner is to be served are the "Dinner Hours", the Dinner Hours and the other times when the Restaurant is required to be open are collectively the "Operating Hours"). Tenant may operate the Restaurant on Sundays, at Tenant's option. The bar shall be open on Sundays, subject to a review by Landlord and Tenant of the economic feasibility of so doing.

                  (h) Tenant shall provide menu items mutually agreed to with Landlord to be included in Hotel's room service menu to be furnished to any person or entity residing at the Hotel or Condominium upon request.

                  (i) Tenant will afford charge privileges to all Hotel guests and Condominium residents, in accordance with the credit policies mutually established by Landlord and Tenant. Landlord shall bear the credit risk and be responsible for collection of such accounts, unless Tenant extends credit or charge privileges to a person or entity which Landlord has notified Tenant shall not be afforded credit or charge privileges. If Tenant has failed to follow Landlord's instruction not to extend credit or afford charge privileges as to any specified accounts, Tenant shall bear the credit risk and shall be responsible for collection of such specified account(s).

                  (j) The Premises and Restaurant shall comply with The Rittenhouse Condominium Owners Association Declaration, By-Laws, Rules and Regulations (collectively the "Condominium Documents") as the same may be from time to time and amended, provided no future amendment thereto shall be binding on Tenant if it materially adversely affects Tenants rights under this Lease. Landlord warrants and represents that it has furnished Tenant with a true copy of the current Condominium Documents. Notwithstanding the foregoing, Tenant shall not be responsible for any fees or assessments applicable to the Premises which are imposed on unit owners pursuant to the Condominium Documents.

            5.02 Personnel.

                  (a) Without the consent of Landlord, Tenant will not solicit or hire any employee employed at the Hotel to work at the Restaurant while such person is employed at the Hotel.

                  (b) The supervision, direction, training and assignment of duties of all personnel engaged in the operation of the Restaurant shall be the duty and responsibility of Tenant.

                  (c) All salaries, wages, payroll taxes, FICA, and other compensation and benefits of Restaurant employees shall be an operating expense borne solely by Tenant.

                  (d) Tenant shall fully comply with all applicable laws and regulations having to do with worker's compensation, social security, unemployment insurance, hours of labor, wages, pension plans, employment of foreign nationals, working conditions, employment discrimination and other employer-employee related subjects in connection with the Restaurant. In the event solicitation of labor union representation is made at the Restaurant, Tenant shall promptly give Landlord notice of same.

                  (e) Tenant will not discriminate in recruitment, hiring, employment, promotion or termination of any employees at the Restaurant, with regard to age, race, sex, color, creed, religion, marital status, national origin, handicap, disability, medical condition, sexual orientation, or any other basis prohibited by law.

            5.03 Licenses, Permits and Zoning; Compliance with Law. Tenant shall, at Tenant's sole cost and expense, obtain and keep in full force and effect all licenses and permits, including restaurant (if any) and sign licenses as may be required for the operation of the Restaurant, the liquor and bar licenses and zoning and use permits necessary for the operation of the Restaurant. Tenant shall comply with any conditions set out in any such licenses and permits, and shall at all times operate and manage the Restaurant in accordance with such conditions and any other legal requirements. Tenant shall comply with all applicable laws, rules, regulations, requirements and ordinances of any federal, state or municipal authority, including any alcoholic beverage control board or board of fire underwriters, and the requirements of any insurance companies covering any of the risks against which the Hotel and the Premises are insured. Tenant shall comply with any applicable regulation or order of the Board of Fire Underwriters, Fire Insurance Rating Organization, or other body having similar functions, and shall not commit or suffer to be done any act or thing which will cause the insurance risk of the Premises or Hotel to be rendered more hazardous.

            5.04 Limitations on Marketing, Advertising and Promotion. No advertising or promotional materials of Tenant or its Affiliates may refer to GE Investments, General Electric Company, or General Electric Pension Trust, or any of their respective affiliates.

            5.05 Maintenance and Repairs. Tenant shall, throughout the term of this Lease and at its sole cost and expense, maintain the Premises and its furniture, fixtures and equipment, in first class condition and repair, reasonable wear and tear excepted. Tenant shall make or cause to be made such maintenance, repairs, and corrections (provided that Tenant shall not make or cause to be made structural repairs and changes, fundamental changes to the nature of the Restaurant, or enlarge the Restaurant, without Landlord's prior written approval), at Tenant's sole cost and expense, whether such repairs be ordinary or extraordinary, foreseen or unforeseen. When used in this Article 5, the term "repairs" shall include replacements and renewals when necessary to maintain the Premises and other improvements in good order and condition, and all such repairs made by Tenant shall be at least equal in quality and usefulness to the Premises and such other improvements as may from time to time by located upon the Premises.

                  Landlord and not Tenant shall be responsible to make, during the Term of this Lease, all repairs necessary to maintain the structural portions of the Hotel and the Premises, the exterior of the Hotel (excluding plate glass and doors which are part of the Premises, and Tenant's signs, which shall be Tenant's obligation) the roof of the Hotel, and the HVAC, plumbing and electrical systems outside the Premises; provided that the need for such repairs does not result from any alterations, improvements, misuse, abuse, or other act or omission by Tenant or any occupant of the premises or Tenant's or such occupant's agents, employees or contractors or from any failure of Tenant to perform any of its obligations under this Lease; and provided further that Tenant shall have given to Landlord at least thirty days' prior written notice of the necessity for any such repair, and further provided that Tenant is not then in default of any of its obligations under this Lease.

            5.06 Alterations. Tenant shall not, without on each occasion first obtaining Landlord's prior written consent, make or permit to be made any alterations, improvements or additions to the Premises; except that Tenant may, without the consent of Landlord, make minor, non-structural interior alterations and improvements to the Premises provided that they do not impair the structural strength of the Hotel or reduce its value, and provided further that Tenant shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any mechanics liens upon the Premises or the Hotel, and provided further that the occupants of any adjoining premises are not disturbed or annoyed by reason thereof. Except as otherwise provided in Section
5.07 hereof, all alterations, improvements, additions, repairs and all other property attached to or used in connection with the Leased Premises or any part thereof made or installed on the Leased Premises by or on behalf of Tenant shall become part of the Leased Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the term of this Lease.

            5.07 Tenant's Fixtures. Tenant shall have the right to install trade fixtures required by Tenant or used by it in its business and, if installed by Tenant, to remove any or all such trade fixtures from time to time, and Tenant shall remove all such trade fixtures (whether installed during or before the term of this Lease or any prior lease) before the expiration or termination of this Lease. Tenant shall repair and restore any damage or injury to the Premises caused by the installation and/or removal of any such trade fixtures. In the event that Tenant fails to remove all such trade fixtures prior to the expiration or termination of this Lease, Landlord may remove and dispose of them without notice, obligation or liability to Tenant. Notwithstanding the foregoing, all furniture, fixtures, equipment, supplies, and leasehold improvements (including without limitation, kitchen and refrigeration equipment) which are installed in or upon the Premises shall become part of the Leased Premises and the property of Landlord without payment therefore by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the term of this Lease, provided that the furniture, fixtures and equipment and supplies described on Exhibit "C-1" attached hereto and made a part hereof shall remain Tenant's property and may be removed by Tenant.

            5.08 Legal Actions.

                  (a) Tenant shall advise Landlord promptly, with confirmation in writing, of the service upon Tenant of any summons, subpoena, or other like legal document, including any notice, letter, or other communication setting out or claiming an actual or alleged potential liability of Landlord. Tenant shall also transmit to Landlord, with Tenant's recommendations, any communications from customers that in Tenant's reasonable judgment require Landlord's attention. Tenant shall not institute any legal proceeding or take any legal action on behalf of Landlord.

                  (b) Landlord shall advise Tenant promptly, with confirmation in writing, of the service upon Landlord of any summons, subpoena, or other like legal document, including any notice, letter, or other communication setting out or claiming an actual or alleged potential liability of Tenant. Landlord shall also transmit to Tenant, with Landlord's recommendations, any communications from customers that in Landlord's reasonable judgment require Tenant's attention. Landlord shall not institute any legal proceeding or take any legal action on behalf of Tenant.

            5.09 Cooperation with Hotel - Shared Services. It is recognized that many of the functions which would normally be provided by the Tenant are available at the Hotel (e.g. purchasing and receiving, trash removal, cleaning, human resources, laundry, accounting, insurance, credit card processing, billing and collections, maintenance and repair, equipment, advertising and promotion, etc.) and that it is in the best interests of both parties for the Tenant to avail itself of those resources. Landlord and Tenant shall cooperate with each other in the sharing of such resources where it is mutually advantageous to do so, utilizing employees not engaged in the operation of the Restaurant, and where the parties so agree to do so, the reasonable cost to Landlord of providing such services shall be borne by the Tenant.

            5.10 Utility Services. Tenant shall be solely responsible for and shall promptly pay all rents and charges for water and sewer services and all costs and charges for gas, steam, heat, light, electricity, power, telephone, cable TV, HVAC, trash removal and any other utility or service used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use thereof. Landlord shall have no liability whatsoever by reason of any interruption, curtailment or stoppage of such utility services, unless (and only to the extent) the same is caused by the wrongful and intentional act of Landlord.

            5.11 Taxes.

                  (a) For the purposes of this Section 5.11, the word "taxes" shall include taxes, assessments, license and permit fees, water and sewer and other governmental impositions and charges of every kind and nature whatsoever, nonrecurring as well as recurring, special or extraordinary as well as ordinary, foreseen, and unforeseen, and each and every installment thereof, which shall or may during the term of this Lease be levied, assessed or imposed, or become due and payable or become liens upon, or arise in connection with the ownership, use, occupancy or possession of, or any interest in, the Hotel or any part thereof, or any land, buildings or other improvements therein. The word "taxes" shall not include any charge, such as water meter charge and sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made.

                  (b) For each Lease Year during the term of this Lease, Tenant shall pay to Landlord as additional rent (hereinafter called the "annual real estate tax charge"), the amount obtained by multiplying the total of all taxes attributable to the tax parcels of which the Premises are a part payable during such Lease Year by Tenant's Proportionate Share (as defined and computed below). On account of the annual real estate tax charge, Tenant shall pay monthly, in advance, as additional rent, together with each monthly installment of minimum annual rent, without demand or setoff, an amount equal to one-twelfth (1/12) of the annual amount payable estimated by Landlord. Such estimated amount may be adjusted by Landlord at any time and from time to time during the term hereof. If Tenant's payment on account of the annual real estate tax charge for any Lease Year exceeds the actual amount payable by Tenant as its annual real estate tax charge for such Lease Year and Tenant is not in default hereunder or otherwise indebted to Landlord, Landlord shall refund such excess to Tenant within thirty (30) days. In the event Tenant is indebted to Landlord for any reason whatsoever, Landlord may deduct such amount owed from such overpayment.

                  (c) Landlord shall have the right to bill Tenant for its annual real estate tax charge at any time after each receipt by Landlord of a bill, assessment, levy, notice of imposition or other evidence of taxes due or payable all of which are hereinafter collectively referred to as a "tax bill" (whether such bill is a final bill, an estimate of annual taxes or represents a tax bill based upon a final or partial assessment or determination). Tenant shall pay the balance of its annual real estate tax charge within sixty (60) days of receipt from Landlord of a written statement setting forth the taxes for which Landlord has received a tax bill, Tenant's Proportionate Share of taxes, and Tenant's payments theretofore made on account of such annual real estate tax charge. All subsequent monthly payments on account of the annual real estate tax charge made by Tenant during such Lease Year after receipt of such bill and statement shall be applied by Landlord toward payment on account of Tenant's obligation for the annual real estate tax charge for the next ensuing Lease Year and shall not reduce Tenant's obligation to pay the balance due Landlord pursuant to such statement. In making the computations as aforesaid, a tax bill or photocopy thereof submitted by Landlord to Tenant shall be evidence of the amount of the taxes included in the computation of the annual real estate tax charge in question; provided, however, Landlord shall have the right to bill Tenant for Tenant's share of the annual real estate tax charge for the last Lease Year in the term hereof whether or not Landlord shall theretofore have received a tax bill covering the period from the data of the tax bill which formed the basis of the most recent installment on account of the annual real estate tax charge billed to Tenant to the expiration of the term hereof. If Landlord has not received a tax bill for such period, Landlord shall estimate the amount of such last installment of the annual real estate tax charge on the basis of information contained in the tax bill most recently received by Landlord, and/or Tenant's Proportionate Share, subject to adjustment when Landlord receives a tax bill which includes the period from the date of such tax bill to the expiration of the term hereof and/or confirms such Tenant's Proportionate Share. Tenant shall pay such adjusted amount upon billing by Landlord.

                  (d) Tenant's Proportionate Share shall mean a percentage computed by multiplying 100% by a fraction, the numerator of which is the total square feet of floor area of the Premises and the denominator of which is the total square feet of floor area of the applicable tax parcel of which the Premises are a part. As the Premises is part of two separate tax parcels, Tenant's Proportionate Share may be different as to each tax bill. Tenant's Proportionate Share is 14.28% for the first floor space, and 2.98% for the second floor space. Tenant's Proportionate Share of taxes shall not include the floor area within the Third Floor Space. Landlord represents and warrants that the copies of tax bills previously furnished to Tenant are true and correct copies of the current tax bills, and the taxes assessed against the parcel(s) which are covered by such tax bills are not subject to any abatements currently in effect.

                  (e) If the term hereof commences or terminates (other than by reason of Tenant's default) on a day other than the first or last day, respectively, of a Lease Year, Tenant's annual real estate tax charge for such Lease Year shall be equitably pro-rated.

                  (f) If, after Tenant shall have made the required annual payment of the annual real estate tax charge, Landlord shall receive a refund of any portion of the taxes included in the computation of such annual real estate tax charge, provided Tenant is not than in default hereunder, within forty-five
(45) days after receipt of the refund Landlord shall pay to Tenant that percentage of the net refund after deducting all costs and expenses (including, but not limited to, reasonable attorneys' and appraisers' fees) expended or incurred in obtaining such refund, which the portion of the taxes in question paid by Tenant bears to the entire amount of such taxes immediately prior to the refund. Tenant shall not institute any proceedings with respect to the assessed valuation of the Hotel or any part thereof for the purpose of securing a tax reduction. In the event the Landlord shall retain any consultant to negotiate the amount of taxes, tax rate, assessed value and/or other factors influencing the amount of taxes and/or institute any administrative and/or legal proceedings challenging the tax rate, assessed value or other factors influencing the amount of taxes, whether or not such action results in a reduction in the amount of taxes, taxes shall include the portion of the aggregate of all such reasonable fees, reasonable attorneys' and appraisers' fees and all disbursements, court costs and other similar items paid or incurred by Landlord during the applicable Lease Year with respect to such proceedings.

                  (g) If at any time during the term of this Lease, under the laws of any one or more jurisdictions in which the Hotel is located, a tax, imposition, charge, assessment, levy, excise or license fee is levied on this lease or the value thereof, or levied on, imposed against or measured, computed or determined, in whole or in part, by rents payable hereunder (minimum, percentage, taxes and/or additional), including among others, general sales or gross receipts taxes, or upon Tenant's use or occupancy of the Premises, Tenant will pay as additional rent (or reimburse Landlord for) such taxes or impositions.

                  (h) Tenant shall pay all personal property taxes, income taxes, gross receipt taxes, use and occupancy taxes, license and permit fees, and other taxes, impositions, levies or charges which are or may be assessed, levied or imposed upon or in connection with the operation of the Premises, Tenant's business, Tenant's leasehold interest, or any personal property of any kind owned or placed in, upon or about the Premises.

                  (i) Tenant shall be solely responsible for and shall pay state and local realty transfer taxes imposed upon this Lease or any assignment thereof or any subletting of all or any portion of the Premises, if any.

            5.12 Net Lease. It is the intention of the parties hereto that this Lease is a "net lease" and that Landlord shall receive the Rent as net income from the Premises, not diminished by any imposition of any public authority of any nature whatsoever during the entire term of this Lease notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition.

                                   ARTICLE VI
                          MINIMUM RENT; PERCENTAGE RENT
                               AND ADDITIONAL RENT

            6.01 Minimum Rent.

                  (a) Commencing on the Rent Commencement Date, Tenant shall pay to Landlord as minimum annual rent ("minimum rent") the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) per annum for the Initial Term (subject to increase as provided in Section 4.02), for all space other than the Third Floor Space. As Minimum rent for the Third Floor Space, Tenant shall pay annually $31,155, plus electric (2,077 square feet at $15.00 per square foot plus electric), with no obligation for any proportionate share of real estate taxes on account of the Third Floor Space. Minimum rent shall be payable in advance, without demand and without setoff, in equal monthly installments on the first day of each calendar month during the term of this Lease. If the Rent Commencement Date shall fall upon a day other than the first day of a calendar month, the minimum rent shall be apportioned pro rata on a per diem basis for the period between such Rent Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Rent Commencement Date.

                  (b) Minimum rent during each Option Period shall be determined according to Section 2.04 above, and shall be paid as provided in
Section 6.01(a).

                  (c) Promptly after the adjustment in the minimum rent pursuant to Article 2.04 (if any) is determined for each Option Period, Landlord shall submit to Tenant a statement setting forth the amount of such adjustment. Since the actual increase in the minimum rent may not be determined until after the start of a new Lease Year, until the actual increase in the minimum rent is determined, Tenant shall make estimated monthly payments of minimum rent during such Lease Year in an amount based upon Landlord's reasonable estimate of the monthly installments of minimum rent that will be payable during such Lease year. Promptly after receipt of a statement from Landlord setting forth the actual increase in the monthly installment(s) of minimum rent for such Lease year, the difference between the estimated monthly payments paid by Tenant and the actual amount minimum rent shall be determined. If the estimated payments by Tenant exceed the actual amount determined to be owing, the excess shall be credited against the next installment(s) of minimum rent falling due hereunder. If the actual amount determined to be owing is greater than Tenant's estimated payments, the deficiency shall be paid by Tenant together with the next monthly installment of minimum rent due hereunder.

            6.02 Percentage Rent.

                  (a) It is expressly understood and agreed that Landlord and Tenant do not consider the minimum rent in itself a fair and adequate rental for the Leased Premises and Landlord would not have entered into this Lease unless Tenant had obligated itself to pay Percentage Rent as provided below which Landlord expects to supplement the minimum rent to provide such fair and adequate rental return.

                  (b) For each lease year or portion thereof during the term hereof, Tenant shall pay, in addition to minimum rent, annual percentage rent ("Percentage Rent") equal to six percent (6%) of Gross Revenue in excess of Four Million Dollars ($4,000,000.00) per Lease Year (the "Breakpoint"). Anything herein to the contrary notwithstanding, there shall be no abatement, apportionment or suspension of the Percentage Rent payable hereunder. For any Lease Year longer than 365 days and for any fractional Lease of less than 365 days, the Breakpoint used in computing Percentage Rent for the applicable period shall be proportionally increased or reduced, as the case may be, by multiplying the Breakpoint by a fraction, having as its numerator the number of days in such Lease Year or fractional Lease Year and having as its denominator the number
365. If the Lease Year or fractional Lease Year for which Percentage Rent is being computed includes the date February 29, the number "365" wherever appearing in this subparagraph shall for the purpose of making such computation be changed to "366".

                  (c) Within ten (10) days after the end of each calendar month during the Term and any extension thereof, Tenant shall submit to Landlord an accurate, unaudited, written statement signed by Tenant on its behalf by a duly authorized officer or representative, showing the full amount of Tenant's Gross Revenue during the preceding calendar month, and for the Lease Year-to-date. With each quarterly statement, provided Tenant has then exceeded the Breakpoint on a year-to-date basis, Tenant shall pay to Landlord the Percentage Rent, if any, accrued and payable.

                  (d) Within ninety (90) days after the end of each Lease Year, commencing with the First Lease Year, Tenant shall submit to Landlord a complete statement certified by an independent certified public accountant reasonably acceptable to Landlord and also certified by Tenant and on its behalf by a duly authorized officer or representative, showing accurately and in such detail as reasonably required by Landlord the full amount of Tenant's Gross Revenue during the immediately preceding Lease Year. At the same time Tenant shall pay to Landlord the full balance of Percentage Rent payable for said Lease Year, if any. Any excess of Percentage Rent that Tenant may have paid for such Lease Year shall be refunded promptly by Landlord to Tenant. Together with such statement of Gross Revenue, Tenant shall also deliver to Landlord a profit and loss statement and balance sheet, certified by Tenant, showing the results of the operation of the Restaurant for the immediately preceding Lease Year.

                  (e) In the operation of the business of Tenant and of any sub-lessee, licensee or concessionaire upon the Premises, Tenant will use such system for accurately recording Gross Revenue at the time of sale and reporting gross receipts as shall be approved in writing by Landlord. Tenant shall keep at all times during the term hereof, at the Premises or at the general or regional office of Tenant in New York City, complete and accurate books of account and records in accordance with accepted accounting practices with respect to all operations of the business to be conducted in or from the Premises including the recording of Gross Revenue and the receipt of all merchandise into and the delivery of all merchandise from the Premises during the term hereof, and shall retain such books and records, as well as all contracts, vouchers, checks, inventory records, and other documents and papers in any way relating to the operation of such business, for at least three (3) years from the end of the Lease Year to which they are applicable, or, if any audit is required or a controversy should arise between the parties hereto regarding the rent payable hereunder, until such audit or controversy is terminated. Such books and records shall at all reasonable times during the retention period above referred to be open to the inspection of Landlord or its duly authorized representatives, who shall have full and free access to the same and the right to copy the same and to require of Tenant, its agents and employees, such information or explanation with respect to the same as may be necessary for a proper examination thereof.

                  (f) If it is determined that the actual Gross Revenue for any period covered by the statement required pursuant to subparagraph (c) above shall exceed the amount thereof shown in said statement by four percent (4%) or more, Tenant shall pay all the expenses incurred by Landlord in determining the actual Gross Revenue for said period. The acceptance by Landlord of payments of Percentage Rent or reports thereof shall be without prejudice, and shall in no event constitute a waiver of Landlord's rights to claim a deficiency of such Percentage Rent or to audit Tenant's books and records as set forth in subparagraph (d) above. If Tenant shall fail to deliver a certified statement as required by subparagraph (c) above within the said ninety (90) day period, Landlord shall have the right thereafter to employ an independent certified public accountant to make such examination of Tenant's books and records as may be necessary to certify the amount of Tenant's Gross Revenue for the partial Lease Year or Lease Year, the certification so made shall be binding upon Tenant, and Tenant shall promptly pay to Landlord the cost thereof, together with the full balance of Percentage Rent due and payable for the partial Lease Year or Lease Year.

                  (g) If Tenant fails to continuously operate its business in accordance with the terms of this Lease or vacates the premises prior to the expiration of the term hereof, Percentage Rent for the applicable Lease Year shall be the greater of (i) the Percentage Rent computed in accordance with
Section 6.02, or (ii) the average annual Percentage Rent paid by Tenant from the commencement of the term to the date in question, or during the three preceding full Lease Years, whichever is shorter.

            6.03 Gross Revenue. "Gross Revenue" shall mean the gross amount of all revenue, receipts, sales and income derived directly or indirectly from all business conducted upon or from the Premises, including but not limited to food and beverage sales, tobacco sales, room service sales or sales to Condominium residents generated by food orders from the Restaurant only, all off-site catering which is conducted upon or from the Premises, or even if conducted elsewhere, all off-site catering which serves customers located anywhere within the Philadelphia Metropolitan Area (as defined in Section 8.01(a) below), amounts received from the sale of goods, wares, and merchandise and for services rendered, the amount of all catalogue, telephone or Internet sales and orders taken, received or filled at the Premises, whether such orders be filled from the Premises or elsewhere and whether received by mail, telephone, electronic mail, or any other method of communication, telephone revenues, gross receipts of sublessees, licensees or concessionaires, net of discounts, and the proceeds of business interruption insurance. There shall be excluded from Gross Revenue
(a) any gratuities paid to Restaurant employees, Hotel room service personnel, or added to a customer's bill; (b) federal, state and municipal excise, sales, use or similar taxes collected as part of the sale of services or goods, and any other taxes collected from patrons; (c) any proceeds from the sale or other disposition of the Restaurant or its furniture, fixtures, equipment or other capital assets; (d) any insurance proceeds of any kind, except business interruption insurance; (e) any condemnation awards; (f) gift certificates at the time of sale, but the amount thereof shall be included in Gross Revenue at the time of redemption; (g) any proceeds of financing or refinancing of the Restaurant; (h) any interest paid with respect to any bank accounts, reserves or any other deposit or investment of Restaurant funds; (i) credit card commissions; (3) complimentary items, for which the customer pays no charge; and
(k) uncollected or uncollectible accounts, except to the extent collected. Gross Revenue shall be determined on an accrual basis and in accordance with the Uniform System of Accounts or generally accepted accounting principles, consistently applied.

            6.04 Use and Occupancy Tax. Tenant shall remit to Landlord as additional rent all Use and Occupancy Tax imposed with respect to the Premises within ten (10) days of notice by Landlord to Tenant.

            6.05 Rent. All minimum rent, Percentage Rent and additional rent and other fees, charges, costs or expenditures imposed upon Tenant or to be paid by Tenant pursuant to the terms of this Lease shall be deemed to be rent and are sometimes collectively referred to as "Rent". All Rent shall be payable without demand, notice, set-off, deduction, defense or counterclaim.

                                   ARTICLE VII
                                 INDEMNIFICATION

            7.01 Tenant's Indemnity. In addition to but not in lieu of Tenant's other indemnification obligations under this Lease, Tenant shall indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, its partners and their respective stockholders, directors, officers, trustees, employees, agents, successors and assigns (each an "Landlord Party") from and against any and all claims, actions, suits, proceedings, costs and expenses, including reasonable attorneys' fees and court costs, incurred by or otherwise asserted against any Landlord Party (a) arising out of or resulting from any occurrence within the Premises or arising from or relating to Tenant's use and operation thereof, (b) constituting a breach by Tenant of its obligations under this Lease; or (c) constituting negligence, fraud, malfeasance, or willful, reckless or criminal misconduct. The terms of this
Section 7.01 shall survive the expiration or earlier termination of this Lease whether with or without cause.

            7.02 Landlord's Indemnity. Landlord shall indemnify, defend and hold harmless Tenant and its directors, officers, employees and agents (each an "Tenant Party") from and against any and all claims, actions, suits, proceedings, costs and expenses, including reasonable attorneys' fees and expenses, arising out of or resulting from the acts or omissions of Landlord constituting a breach by Landlord of its obligations under this Lease, except that such indemnification shall not apply (a) in the case of the acts or omissions of Tenant or its directors, officers, shareholders, employees, contractors, subcontractors, or agents in violation of this Lease, outside the scope of Tenant's authority hereunder or constituting negligence, fraud, malfeasance, or willful, reckless or criminal misconduct; (b) if and to the extent Tenant and the matter is covered by the insurance under Section 9.01; (c) any matter for which Tenant has agreed to indemnify Landlord under this Lease and not otherwise expressly excluded herein from Tenant's indemnity obligation; or (d) if Tenant shall have failed to maintain the insurance required to be maintained by Tenant under this Lease.

            7.03 Conditions of Indemnification. The obligations of the parties under Section 7.01 and Section 7.02 are subject to the following conditions: (a) the party to be indemnified shall deliver a notice to the indemnifying party with respect to the matter promptly after the party to be indemnified becomes actually (and not constructively) aware of the same; and (b) the party to be indemnified shall not take any actions, including any admission of liability, which would bar the indemnifying party from enforcing any applicable coverage under policies of insurance or prejudice any defense and related legal proceedings or otherwise prevent such indemnifying party from defending itself with respect to the matter.

                                  ARTICLE VIII
                                 NON-COMPETITION

            8.01 Non-Competition.

                  (a) For the first two Lease Years, neither Tenant nor The Smith & Wollensky Restaurant Group, Inc. ("Guarantor") nor their respective Affiliates shall either directly or indirectly, through their nominees or otherwise, own, lease, operate, manage, franchise, or otherwise have an interest in a restaurant, or similar facility within the Philadelphia Metropolitan Area, whether as principal, partner, director, officer, agent, employee, consultant or otherwise. "Philadelphia Metropolitan Area" shall mean the Counties of Philadelphia, Montgomery, Bucks, Delaware and Chester in Pennsylvania, and the Counties of Camden, Gloucester and Burlington in New Jersey.

                  (b) After the first two Lease Years, if Tenant or The Smith & Wollensky Restaurant Group, Inc., or any of their Affiliates shall directly or indirectly, through their nominees or otherwise, own, lease, operate, manage, franchise or otherwise have an interest in a restaurant, or similar facility, under the trade name "Smith and Wollensky" or variations thereof, whether as principal, partner, director, officer, agent, employee, consultant, or otherwise, in the Philadelphia Metropolitan Area, the annual minimum rent from and after the date of such occurrence shall be increased to be the sum of (i) the annual minimum rent in effect as of the date of such occurrence, and (ii) the total Percentage Rent for the immediately preceding twelve (12) month period.

            8.02 Definition of Affiliate. "Affiliate" shall mean

                  (a) Any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Tenant or Guarantor; or

                  (b) Any officer, trustee, director or 10% shareholder of Tenant or Guarantor.

                                   ARTICLE IX
                                    INSURANCE

            9.01 Waiver of Subrogation. Neither Landlord nor Tenant shall assert against the other, and each does hereby waive with respect to the other, any claims for losses, damages, liabilities and expenses (including attorneys' fees and disbursements) incurred or sustained by or on account of damage or injury to persons or property arising out of operation and maintenance of the Premises, to the extent the same are covered from the proceeds recovered by insurers.

            9.02 Investigation of Claims. Tenant shall promptly investigate and make a full written report to Landlord as to all material accidents or damages and as to all verbal or written claims for injury relating to the ownership, operation and maintenance of the Hotel or the Premises and shall cooperate with Landlord in the preparation of any and all reports required by any insurance company in connection therewith.

            9.03 Tenant's Insurance.

                  (a) Tenant shall, at its sole cost and expense, maintain in full force and effect separate insurance policies issued by insurance companies with an A.M. Best service rating of not less than A-XII, which are licensed in the state in which the Hotel is located and which are otherwise reasonably satisfactory to Landlord. Such policies shall provide at least the following coverages:

                        (i) Workers' Compensation Insurance in an amount in compliance with applicable statutory limits in the state in which the Hotel is located for Tenant's employees. Tenant shall provide Landlord with a certificate evidencing such coverage with the following provisions: (i) coverage for injury, death or occupational disease of Tenant's employees arising out of or in the scope of employment; and (ii) Employer's Liability Insurance with a limit of Five Hundred Thousand Dollars ($500,000) per each accident and per each employee.

                        (ii) Comprehensive General Liability or Commercial General Liability Form, including contractual liability as a part of such Comprehensive General Liability or Commercial General Liability policy and "dram shop" liability coverage, covering Tenant's property and Tenant's business operations written on an occurrence basis with a general aggregate with a minimum limit of Five Million Dollars ($5,000,000) and a products and completed operations aggregate with a minimum limit of Five Million Dollars ($5,000,000) and minimum limits of One Million Dollars ($1,000,000) combined single limits per occurrence for bodily injury, including death, and property damage liability.

                        (iii) "All Risk" property damage insurance including a standard extended coverage endorsement, on a full replacement cost basis (without depreciation), insuring the leasehold improvements, furniture, fixtures, equipment and personal property located in the Premises, rent insurance (for a minimum 12 months coverage), boiler and machinery insurance, and plate glass insurance.

                        (iv) Business automobile liability insurance for all owned, hired and non-owned vehicles used in operations with minimum limits of One Million Dollars ($1,000,000) combined single limits per occurrence for bodily injury and property damage liability.

                  (b) All insurance policies required pursuant to this Section shall provide for thirty (30) days' written notice to Landlord prior to alteration, cancellation or material change by endorsement of the coverage, shall be endorsed to waive all rights of subrogation against Landlord, and, with respect to insurance policies required pursuant to clause (a)(ii) and (a)(iii) above, shall be endorsed to include Landlord (and such additional parties as Landlord may from time to time specify) as an insured party and shall be primary insurance and not excess over or contributory with any other valid, existing and applicable insurance carried by Landlord, and shall contain a standard mortgagee endorsement in favor of any mortgagees which may from time to time have a lien upon the Hotel or any portion thereof. Certificates of all insurance required under this Section shall be provided by Tenant to Landlord at least thirty (30) days prior to the expiration date of the then effective insurance policy.

                  (c) If Tenant shall fail, refuse or neglect to obtain such insurance or maintain it, or to furnish Landlord with satisfactory evidence that it has done so and satisfactory evidence of payment of the premium of any policy, within the time required as set forth above, Landlord shall have the right, at Landlord's option and without regard to any opportunity to cure provided for elsewhere in this Lease, to purchase such insurance and to pay the premiums thereon or to pay the premiums on insurance which Tenant should have paid for. All such payments made by Landlord shall be recoverable by Landlord from Tenant on demand as additional rent hereunder together with interest at the Default Rate.

                  (d) If Tenant fails to provide and keep in force insurance as aforesaid, Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant to the amount of the insurance premium or premiums not paid or incurred and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, and damages, expenses of suit and costs, including without limitation reasonable cancellation fees, suffered or incurred during any period when Tenant shall have failed to provide or keep in force insurance as aforesaid.

                  (e) Tenant may carry any insurance required by this Section
9.03 under a blanket policy, applicable to the Premises for the risks and in the amounts required pursuant to this Section 9.03, provided that all requirements of this Section 9.03 shall be complied with in respect of such policy and that such policy shall provide that the coverage thereunder for the Premises and occurrences in, on or about the Premises shall not be diminished by occurrences elsewhere.

            9.04 Landlord's Insurance. Landlord shall provide and maintain property insurance on the building which comprises the Hotel against such perils and in such amounts as Landlord reasonably deems adequate; (ii) general liability insurance, including bodily injury, personal injury and property damage liability, in connection with the ownership, use and occupancy of the Restaurant in such amounts as Landlord deems adequate; and (iii) such other or additional insurance as Landlord may deem reasonably appropriate. Landlord may maintain any insurance permitted or required by this Lease under a blanket policy.

                                    ARTICLE X
                            TRADE NAME, SERVICE MARKS

            10.01 Trade Name.

                  (a) During the term of this Lease, the Restaurant shall at all times be known and designated by the trade name "Smith and Wollensky" (the "Trade Name") (the first floor bar will operate with a variation of Tenant's choice on that name). As used herein, the term "Trade Name" shall mean and include any name, trade name, logo, trademark or service mark which may now or hereafter be used in connection with the Restaurant and bar, and any name, trade name, logo, trademark or service mark similar thereto (excluding any of Landlord's names, trade names, logos, trademarks or service marks).

                  (b) During the term of this Lease Landlord shall have the right to utilize the Trade Name in connection with the Hotel and in advertising materials and other marketing efforts in connection with the Hotel, subject to Tenant's prior approval, which approval shall not be unreasonably withheld. It is expressly understood and agreed that the Trade Name shall at all times be and remain the sole and exclusive property of Tenant.

            10.02 Landlord's Trade and Service Marks. It is expressly understood and agreed that all of Hotel trade names (including, without limitation, the name "The Rittenhouse") shall at all times be and remain the sole and exclusive property of Landlord. No trade or service mark or trade name of Landlord, or of any parent, affiliate or successor of Landlord, shall be used in any form, or under any circumstance, by Tenant or an Affiliate thereof, without Landlord's prior written consent. Landlord agrees not to unreasonably withhold its consent to Tenant's use of the name "The Rittenhouse" exclusively in connection with the Restaurant. In the event of breach by Tenant or an Affiliate thereof of any of the provisions of this Section 10.02, Landlord shall be entitled to seek injunctive relief and any other right or remedy available at law or in equity. The provisions of this Section 10.02 shall survive termination of this Lease.

                                   ARTICLE XI
                            ASSIGNMENTS AND TRANSFERS

            11.01 Assignment by Tenant. Tenant shall not assign or otherwise in any manner sell or transfer its interest in this Lease, nor sublet all or any portion of the Premises, whether voluntarily or involuntarily, without the prior written consent of Landlord, which may be given or withheld by Landlord in its sole discretion. The sale or transfer or issuance of stock or other equity interests of Tenant resulting in a change in voting control of Tenant shall be deemed an assignment prohibited by this Section. The issuance of stock or other equity interests in a public offering made pursuant to a registration statement in compliance with applicable federal securities laws, on a recognized national securities exchange, or the public trading of stock or other equity interests of an entity whose shares or other equity interests are listed on a recognized national securities exchange, shall not, however, be deemed an assignment prohibited by this Section. Tenant shall, from time to time, upon written request of Landlord, furnish Landlord with a list of the names and addresses of the owners of the membership interests in Tenant. Any consent granted by Landlord to any assignment or transfer, shall not be deemed a waiver, in any subsequent case, of the prohibition contained herein. Assignment by Tenant to a parent, subsidiary or affiliate of Tenant, or to a "Successor Entity" (as hereinafter defined), shall not require the consent of Landlord, provided such assignee assumes the obligations of Tenant under this Lease in an instrument the form and substance of which are reasonably acceptable to Landlord, and Tenant and Guarantor each remain fully liable to Landlord under the terms of this Lease and the Guarantor's Guaranty of this Lease, respectively. However, if the Successor Entity's net worth and credit worthiness is no less than Tenant's and Guarantor's at the time of assignment, and provided there is not then outstanding any uncured default by Tenant under this Lease and there is not then outstanding any uncured default by Guarantor under its Guaranty, Landlord shall release Tenant and Guarantor from any liability arising under this Lease from and after the effective date of the assignment to and assumption by such Successor Entity. The term "Successor Entity" means any entity resulting from the merger, consolidation or acquisition of all or substantially all of the assets and business or a majority of the voting stock and voting control of Guarantor.

            11.02 Assignment by Landlord. Landlord shall have the right to assign, hypothecate and convey its interest in the Restaurant or Hotel or to assign or otherwise transfer its interest under this Lease, without the Tenant's consent. Upon the sale or other transfer of Landlord's interest in the Hotel, the Landlord named in this Lease shall have no liability for the obligations of Landlord thereafter arising.

                                   ARTICLE XII
                            MORTGAGES AND FINANCINGS

            12.01 Definitions. As used herein, "Mortgage" shall mean any mortgage, deed of trust, security Lease, or other instrument creating a lien or security interest upon the Hotel, any portion thereof, Landlord's interest in the Hotel or Restaurant, or any other interest therein, and any modification, supplement, amendment, consolidation, replacement or refinancing thereof, or any mortgage, deed of trust, security Lease, or other instrument creating a second lien or security interest upon the Restaurant, or any other interest therein, from time to time granted by Landlord, and any modification, supplement, amendment, consolidation, replacement or refinancing thereof. "Mortgagee" shall mean the holder from time to time of any Mortgage.

             12.02 Subordination; Changes.

                  (a) Subject to Section 12.04(b) below, this Lease is and shall be at all times and in all respects subordinate to each Mortgage and any all modifications, extensions, renewals, supplements and amendments thereto, and consolidations or replacements thereof, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. From time to time, upon request therefor, Tenant shall execute, acknowledge and deliver such documents as Mortgagee may reasonably request to evidence or effectuate such subordination of record. From time to time, Tenant shall consent to such changes to this Lease as Mortgagee may request provided that such changes do not materially interfere, in any manner, with the economic relationship between Landlord and Tenant contemplated by this Lease.

                  (b) A Mortgagee may at any time elect to subordinate its mortgage to this Lease, without the necessity of obtaining Tenant's consent thereto, by giving written notice of the same to Tenant.

            12.03 Notice and Right to Cure. Tenant, provided that Landlord or Mortgagee has notified Tenant in writing of the existence of a Mortgage, shall, upon providing Landlord with any notice of default or notice of termination provided for in this Lease, simultaneously provide a copy of such notice to Mortgagee. Mortgagee shall have the same right as Landlord, but not the obligation, to remedy, or cause to be remedied, or to commence to remedy any defaults which are the subject matter of such notice, in addition to the other rights granted to Mortgagee herein. Tenant shall accept such performance by or at the instigation of Mortgagee as if such performance had been done by Landlord. The foregoing provisions notwithstanding, if the default by Landlord involves a voluntary or involuntary declaration or filing of bankruptcy, insolvency, or assignment for the benefit of creditors, or any other default not susceptible of cure by Mortgagee, then Mortgagee or its designee shall have the right, but not the obligation, to exercise the remedies available to it under its mortgage or other security instrument, provided that the exercise of such remedies by Mortgagee is promptly commenced and diligently prosecuted, except to the extent that Mortgagee may be stayed or enjoined from doing so. Tenant shall not be entitled to terminate this Lease or to exercise any other remedies following a default by Landlord unless Tenant shall have given such notice to Mortgagee and Mortgagee or its designee shall have failed to promptly cure or promptly commence to cure such default. However, Mortgagee shall have no obligation to Tenant, to Landlord, or to any other person or entity to exercise the foregoing right to cure a default by Landlord.

            12.04 Acquisition by Mortgagee; Non-Disturbance.

                  (a) The acquisition by Mortgagee or its designee of Landlord's estate in the Hotel or Restaurant, whether by foreclosure proceedings, assignment in lieu of foreclosure, or any other action or proceeding, shall not constitute a default by Landlord under the provisions of this Lease.

                  (b) As to each Mortgagee to which this Lease becomes subordinate pursuant to Section 12.02 above, such subordination is subject to the express condition that if the Mortgagee shall acquire Landlord's interest in the Hotel or Restaurant by foreclosure, assignment in lieu of foreclosure, or any other action or proceeding that so long as Tenant is not in default under this Lease beyond any applicable grace periods and Guarantor is not in default under its Guaranty beyond any applicable grace periods, (i) Tenant will not be made a party to any action to foreclose the Mortgage or recover possession of the Hotel, unless required by applicable law as a condition to such proceeding,
(ii) Tenant's possession shall not be disturbed by such Mortgagee and (iii) this Lease shall not be canceled or terminated by such Mortgagee, and shall continue in full force and effect upon the acquisition by Mortgagee or its designee of Landlord's interest ("Mortgagee's Acquisition"), subject to the following:

                  (a) Tenant shall attorn to and recognize Mortgagee or its designee as Landlord's replacement under this Lease and shall be bound to Mortgagee or its designee under all of the terms and conditions of this Lease, as modified hereby, for the balance of the remaining term thereof with the same force and effect as if Mortgagee or its designee were Landlord under this Lease, without the execution of any further instruments on the part of Tenant or Mortgagee or its designee;

                  (b) Except as otherwise provided herein, Mortgagee or its designee shall be bound to Tenant under all of the terms, covenants and conditions of this Lease, as modified hereby, for the balance of the remaining Term hereof, and except as otherwise provided herein, Tenant shall, from and after the date of Mortgagee's Acquisition, have the same remedies against Mortgagee or its designee for the breach of a covenant contained in this Lease which Tenant may have had under the Lease against Landlord, if Mortgagee or its designee shall not have succeeded to the interests of Landlord; provided, however, that Mortgagee or its designee shall not be liable for any obligation, breach, act or omission of Landlord first arising or accruing prior to the date of Mortgagee's Acquisition, or subject to any defenses, counterclaims, or rights of set-off which Tenant may have against Landlord, or bound by any payment of Rent made more than 30 days prior to its due date, or bound by any amendment or modification of this Lease made without Mortgagee's prior written consent, provided that Tenant is given written notice of the name and address of the holder of any Mortgage; and provided, further, however, that Tenant shall not have any right to terminate or void this Lease on account of any action or proceeding commenced or maintained by Mortgagee or its designee to acquire Landlord's interest in the Restaurant or Hotel; and

                  (c) In the event that Mortgagee or its designee shall have acquired Landlord's interest in the Restaurant and shall have become Landlord's replacement under the Lease, and thereafter, Mortgagee or its designee shall sell, assign or transfer the Restaurant or such leasehold interest in the Restaurant, Tenant shall release Mortgagee or its designee from all obligations under this Lease or such new Lease which accrue after the date of such subsequent sale, assignment or transfer, provided that such purchaser, assignee or transferee shall execute, acknowledge and deliver an instrument providing for the assumption of such obligations accruing under this Lease or such new Lease.

                  (d) The provisions of this Article 12 shall be self-operative, and no further instruments of subordination and non-disturbance shall be necessary to effectuate the same. Tenant agrees, however, whenever requested to do so by Landlord or a Mortgagee, to execute such instruments confirmatory of this Article as Landlord or a Mortgagee may reasonably require. The form of subordination and non-disturbance agreement which Tenant agrees to execute may contain additional terms not specified herein which are customarily required by institutional Mortgagees, provided no such additional terms shall materially interfere in any manner, with the economic relationship between Landlord and Tenant contemplated by this Lease.

            12.05 Termination. Tenant shall not cancel or terminate this Lease except in accordance with its terms.

                                  ARTICLE XIII
                                  TERMINATION

            13.01 Termination. In the event of (a) a casualty as a result of which Landlord elects to terminate this Lease in accordance with Article XV hereof; or (b) a condemnation as a result of which Landlord elects to terminate this Lease in accordance with Article XVI hereof; then in any such case Landlord may terminate this Lease upon not less than thirty (30) days' notice to Tenant (except in connection with a sale or change in management, such termination shall be effective upon the date of sale or change even if there is less than thirty (30) days' notice). Upon such termination, Tenant shall be entitled to be paid the applicable Termination Fee set forth in Section 13.03 below and Exhibit "D" attached hereto and made a part hereof.

            13.02 Landlord's Additional Termination Right. In addition to any other right of termination available to Landlord, if the Restaurant fails at any time to achieve the operating results set forth in Exhibit "E" attached to this Agreement, Landlord shall be entitled to terminate this Agreement. Landlord shall not be obligated to pay any Termination Fee or other compensation to Tenant if Termination occurs pursuant to this Section 13.02, although the occurrence of the event described in this paragraph shall not by itself be deemed a default hereunder for which Tenant may be liable to Landlord for damages.

            13.03 Termination Fee. In any instance in which Landlord terminates this Lease pursuant to Section 13.01, Landlord shall pay to Tenant within 60 days after the effective date of such termination the applicable Termination Fee calculated as provided on Exhibit "D" attached to this Lease and incorporated by reference herein; provided, that if Tenant has not delivered to Landlord any financial report or information required to be delivered pursuant to Section
6.02 or Exhibit "D" or has not paid any unpaid rent (including Percentage Rent) to Landlord, Landlord shall not be obligated to pay the Termination Fee to Tenant until five (5) business days after receipt of such report, information and Rent. Notwithstanding anything contained in this Lease, in no event will a Termination Fee be payable in connection with any termination of this Lease which takes effect as of the scheduled expiration of the Term (as the same may be extended pursuant to Section 2.04) of this Lease or upon the occurrence of an event of default by Tenant, or Landlord, or in connection with a casualty or condemnation or taking in lieu thereof unless the

Lease is terminated by the voluntary election of Landlord pursuant to Article XV (in the case of casualty) or Article XVI (in the case of condemnation or taking).

            13.04 Effect of Termination. Upon termination of this Lease for any reason, Tenant shall deliver the following to Landlord or Landlord's duly appointed agent as soon as reasonably possible, but in no event later than the applicable time period specified below:

                  (i) A final accounting, reflecting the balance of Gross Revenues and Percentage Rent for the Premises as of the date of termination, with final accounting to be prepared and submitted to Landlord as soon as reasonably possible, but in no event later than ninety (90) days following the termination date.

                  (ii) Any balance of monies due to Landlord, but in no event later than five (5) days following the termination date.

                  (iii) All keys to any locks on the Restaurant then in the possession of Tenant, but in no event later than one (1) day following the termination date.

                                   ARTICLE XIV
                                MECHANIC'S LIENS

            14.01 Mechanics' Liens, etc.

                  (a) No Liens. Tenant will not create or permit to be created or remain, and will discharge, any lien, encumbrance or charge (levied on account of any tax or any mechanic's, laborer's or materialman's lien) which might be or become a lien, encumbrance or charge upon the Leased Premises or any part thereof or interest therein or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Leased Premises or any part thereof might be impaired; provided that any mechanic's, laborer's or materialman's lien may be discharged in accordance with subsection (b) of this Section.

                  (b) Discharge of Liens. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Leased Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, will cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, after 10 days notice to Tenant (unless sooner action is required to protect Landlord's interests in which case Landlord shall give such notice as is reasonable under the circumstances) but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon, at the rate "prime rate" published from time to time by The Wall Street Journal, plus four percent (4%) per annum (or, if less, the maximum rate permitted under applicable law) (the "Default Rate") from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  (c) Waiver of Liens. Notwithstanding anything to the contrary set forth in this Section 16, prior to the making of any material alterations, additions, improvements or repairs to the Leased Premises, and in any event within ten (10) days following the execution of any contract for such work, Tenant shall cause to be filed in the Office of the Prothonotary of Philadelphia a Waiver of Mechanics' and Materialmen's Liens in form satisfactory to Landlord's counsel, such waivers to be binding on all subcontractors and materialmen.

                  (d) No Consent of Landlord Intended. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair to the Leased Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Premises or any part thereof.

                                   ARTICLE XV
                               DAMAGE TO PREMISES

            15.01 Damage to Premises. If the Premises shall be damaged by fire or other insured casualty, not due to Tenant's negligence, but are not thereby rendered untenantable in whole or in part, Landlord shall promptly cause such damage to be repaired, and the minimum annual rent shall not be abated. If by reason of any such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall promptly cause the damage to be repaired, and the minimum annual rent meanwhile shall be abated proportionately as to the portion of the Premises rendered untenantable. If the Premises shall be rendered wholly untenantable by reason of such occurrence, the Landlord shall promptly cause such damage to be repaired, and the minimum rent meanwhile shall be abated in whole. Landlord's obligations hereunder shall be limited to the building shell and Tenant shall, in the event Landlord proceeds with restoration of the building shell, promptly repair, replace and rebuild all other improvements, furniture, fixtures and equipment now or hereafter erected on the Premises at least to the extent of the value and as nearly as practicable to the character, condition and size as existed immediately prior to the occurrence. If Tenant does not so restore within one hundred twenty (120) days after turnover of the building shell to Tenant, Landlord may terminate this Lease.

            15.02 Damage to Hotel. In the event that twenty (20%) percent or more of the floor area of the Hotel shall be damaged or destroyed by fire or other cause, notwithstanding the fact that the Premises may be unaffected by such fire or other cause, Landlord shall have the right to be exercised by notice in writing delivered to Tenant within one hundred twenty (120) days from and after said occurrence to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate the demised Premises and surrender the same to Landlord.

            15.03 Limitation. Notwithstanding anything herein contained to the contrary, if the proceeds of Landlord's insurance recovered (or which would have been recoverable had Landlord carried commercially reasonable property insurance policies) as a result of the damage shall be insufficient to pay fully for the cost of replacement of the Premises and/or the building in which it is located, or, the Premises or said building shall be damaged as a result of a risk which is not covered by Landlord's insurance, Landlord shall have the right to be exercised in writing delivered to Tenant within one hundred twenty (120) days after said occurrence to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate the demised Premises and surrender the same to Landlord. For purposes hereof; Landlord will be deemed to have carried commercially reasonable property insurance policies if Landlord maintains such property insurance policies as are required from time to time by Landlord's first Mortgagee.

            15.04 Time to Restore. If(a) the damage or destruction to the Premises shall occur during the last year of the Term, or (b) a licensed architectural or licensed engineer reasonably acceptable to Landlord and Tenant estimates the restoration of the Premises to be conducted by Landlord cannot, using reasonably diligent efforts, be completed within nine (9) months from such damage or destruction, either Landlord or Tenant may terminate this Lease by giving written notice to the other within 30 days of the casualty (in the case of clause (a)) or within 30 days after the receipt of the estimate from the architect or engineer (in the case of clause (b)).

                                   ARTICLE XVI
                                  CONDEMNATION

            16.01 Condemnation.

                  (a) Condemnation of Entire Premises. If all of the Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the date title to the condemned real estate vests in the condemnor and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

                  (b) Partial Condemnation. If only part of the Premises is taken or condemned for a public or quasi-public use, Landlord shall restore the building shell of the Premises and Tenant shall restore all other improvements upon the Premises to a condition and size as nearly comparable as reasonably possible to the character, condition and size thereof immediately prior to the taking, and there shall be an equitable abatement of the Rent according to the value of the Premises before and after the taking. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue for arbitration pursuant to the rules then obtaining of the American Arbitration Association and the determination or award rendered by the arbitrator/s/ shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

                  (c) If a material portion of the Hotel is taken or conveyed as aforesaid, notwithstanding the fact that the Premises is not so taken or conveyed, Landlord shall have the option, to be exercised by notice in writing delivered to Tenant, to terminate this Lease effective, at the option of Landlord, upon the date title vests in the condemning authority, or upon the date Landlord is required to deliver possession of the part taken or conveyed. For purposes of this subparagraph, a "material portion of the Hotel" means 20% or more of the floor area of the Hotel building is taken or conveyed.

                  (d) Award. Tenant shall have the right to make a claim against the condemnor for moving and related expenses which are payable to tenants under Section l-601A of the Eminent Domain Code of Pennsylvania, and the unamortized cost of leasehold improvements and personal property installed by Tenant at its expense, except that if Tenant is paid a Termination Fee by Landlord in accordance with Sections 13.01 and 13.02 above, then that portion of the award attributable to such unamortized cost shall be paid to (and assigned by Tenant
to) Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and all claims against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold interest. If only part of the Premises is taken or condemned for a public or quasi-public use, the net proceeds of any condemnation award recovered by reason of any taking or condemnation of the Premises in excess of the cost of collecting the award and in excess of any portion thereof attributable to the then current market value of the Hotel taken or condemned (such excess being hereinafter called the "net condemnation proceeds") shall be held in trust by Landlord or any mortgagee of the Premises and released for the purpose of paying the fair and reasonable cost of restoring the building and other improvements damaged by reason of the taking or condemnation. Such net condemnation proceeds shall be released from time to time as the work progresses to Tenant or to Tenant's contractors. Prior to the commencement of the work, Tenant shall deliver to Landlord reasonable proof that such net condemnation proceeds are adequate to pay the cost of such restoration. If such net condemnation proceeds are not adequate, Tenant shall pay, out of funds other than such net condemnation proceeds, the amount by which such cost will exceed such net condemnation proceeds and shall furnish proof to Landlord of the payment of such excess for work performed before Landlord or any such mortgagee shall release any part of such net condemnation proceeds. If such net condemnation proceeds are more than adequate, the amount by which such net condemnation proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises. In the event that the parties are unable to agree upon the portion of the award attributable to the then current market value of the land taken or condemned, either party may submit the issue for arbitration pursuant to the rules then obtaining of the American Arbitration Association and the determination or award rendered by the arbitrator/s/ shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

                  (e) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. If the amounts payable hereunder by the condemnor are paid in monthly installments, Landlord shall apply the amount of such installments, or as much thereof as may be necessary for the purpose, toward the amount of rent due from Tenant as rent for that period, and Tenant shall pay to Landlord any deficiency between the monthly amount thus paid by the condemnor and the amount of the rent, while Landlord shall pay over to Tenant any excess of the amount of the award over the amount of the rent. If the duration of the temporary taking exceeds six (6) months, either Tenant or Landlord shall have the right to terminate this Lease within 30 days after the expiration of such six (6) month period.

                                  ARTICLE XVII
                               DEFAULTS; REMEDIES

            17.01 Defaults. If any of the following shall occur the same shall be deemed an "event of default":

                  (a) Tenant does not pay in full when due any and all installments of Rent or any other charge or payment whether or not herein included as Rent or fails to perform any other monetary obligation of Tenant, and such default shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant (provided no such written notice shall be required more than two times in any twelve month period);

                  (b) Tenant fails to perform or comply with any non-monetary covenant, agreement or condition herein contained and Tenant shall have failed, within five (5) days thereafter to begin the correction of the default and to cure the same within thirty (30) days after Landlord's notice, provided, however, if such non-monetary default cannot reasonably be cured within such 30 day period, Tenant shall actively, diligently and in good faith proceed with and continue the correction of the default within a reasonable period of time until it shall be fully corrected, provided, however, that no such notice from Landlord shall be required, nor shall Landlord be required to allow any part of the said notice period, if Tenant shall have failed initially to open the Restaurant as required by this Lease, or if Tenant shall have temporarily or permanently ceased operating and using the Premises to the extent and in the manner required under the terms of this Lease, or upon any violation of Article 11 hereof; or upon the occurrence of an event specified in clauses (d) or (f) of
Section 16.01 hereof, or when so specified elsewhere in this Lease, and provided further that Landlord shall not be required to give any notice called for by this Section more than two times in any twelve-month period. All grace periods under this Lease period in this Section 17.01 shall run concurrently with any applicable grace period provided by statute.

                  (c) Tenant abandons the Premises or removes or attempts to remove Tenant's property therefrom;

                  (d) The appointment of a receiver, liquidator or trustee of Tenant or of any of the property of Tenant, or the commencement by Tenant of any bankruptcy, reorganization, dissolution, arrangement, insolvency, readjustment, receivership or other proceeding or case under the Federal Bankruptcy Code or under any similar federal or state statute (each hereinafter called a "Bankruptcy Proceeding"), or the commencement of any Bankruptcy Proceeding against Tenant which is not stayed or dismissed within sixty days of its commencement, or Tenant applies for or consents to the entry of an order for relief in any Bankruptcy Proceeding;

                  (e) Any assignment for the benefit of creditors made by Tenant;

                  (f) If any of the events set forth in subsections (d) or (e) of this Section shall have happened with respect to any general partner of Tenant if Tenant is a partnership, or to the Guarantor or any other guarantor of this Lease, if any, or if Guarantor or any other guarantor shall default under its guaranty;

                  (g) Tenant shall assign this Lease or delegate its duties hereunder without the prior written consent of Landlord; or

                  (h) any material license held by Tenant and necessary for operation of the Restaurant (including without limitation, liquor licenses) shall be terminated or suspended. Notwithstanding the foregoing, in the event of a suspension of a material license, Tenant may in good faith and with due diligence by appropriate legal action contest such suspension and will not be in default pending such contest provided that: (i) Tenant immediately begins such contest and actively, diligently and in good faith proceeds with such contest and causes the reinstatement of such license(s) as soon as possible, but not more than 90 days from the date of suspension; (ii) Landlord shall not be exposed to any liability, fine, or civil or criminal penalties pending such contest; and (iii) the Restaurant may legally remain open to the public for business and does in fact remain open for business to the public during the pendency of such contest.

            17.02 Remedies. If any of the occurrences described in 17.01 above shall have occurred or are occurring, then, at the sole option of Landlord,

                  (i) The whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

                  (ii) Landlord may terminate this Lease pursuant to by written notice to Tenant. If Landlord so elects to terminate this Lease, Landlord shall not be obligated to pay any Termination Fee to Tenant and Landlord, in addition to Landlord's other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

                        (A) the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Default Rate; plus

                        (B) the then present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

                        (C) the amount (as discounted at the rate of seven percent per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

                        (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys fees; plus

                        (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

                  As used in the foregoing clause (B), the "present value at the time of judgment" shall be computed by adding to the rent past due or which would have become due interest at the Default Rate from the dates such rent was or would have become due to the date of the judgment; and/or

                  (iii) Landlord may terminate Tenant's right of possession and may re-enter and repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's sole discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of this Lease, of rent and all other sums payable under this Lease, plus the cost and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting. Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease. Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Section
17.02 from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord, Tenant's and their agent to collect the rents due or to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent or any other sum due or to become due hereunder. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this lease for Tenant's previous breach.

                  In determining the rent payable by Tenant hereunder subsequent to default, the Percentage Rent for each year of the unexpired Tern of this Lease shall be equal to the average of Percentage Rent during the three preceding Lease Years (or of all preceding Lease Years, if less than three).

                  Whenever Landlord shall have the right to re-enter the Premises, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord's option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                  Tenant waives the right to any notice to quit or to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

                  For the purposes of computing "the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease", "the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment" and "the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment", as such quoted or any similar phrases are used in this Article 17, the amount of additional rent which would have been due per year under this Lease shall be such amount as Landlord shall reasonably estimate to be the per annum rate of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of seven percent per annum compounded.

                  Notwithstanding anything herein to the contrary, if Tenant shall fail timely to pay to Landlord any installment of minimum rent, Percentage Rent, additional Rent or other sum, on the date on which it is due pursuant to the terms of this Lease, and such payment remains overdue for a period of five business days after the due date (without regard to any notice or grace periods), Tenant shall pay to Landlord interest on such late payment from the due date thereof to the date of receipt of payment by Landlord at the Default Rate. Nothing in this Section shall be construed to obligate Landlord to accept any overdue payment nor to limit Landlord's rights and remedies for Tenant's default as herein set forth. If the charges provided for in this Section shall exceed the maximum amount which Landlord may charge Tenant in such circumstances under applicable law, the amount Tenant shall be required to pay under this Section shall not exceed such maximum amount.

                  In addition to, and not in lieu of any of the foregoing rights granted to Landlord, if Tenant commits two defaults within any 12 month period, and if a third default shall occur within the next 12 months following the second default, which third default remains uncured within any applicable notice and/or grace period, Landlord may exercise the rights and remedies in the next two succeeding grammatical paragraphs:

                        (A) WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY EXTENSION OR RENEWAL THEREOF, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

                  (B) IN ANY ACTION OF OR FOR EJECTMENT, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

                  Landlord shall also have such other rights and remedies accorded by law or in equity. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

                  As used in this Article 17, the "term" shall include the term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound and "rent" shall include all minimum rent, Percentage Rent and additional rent.

            17.03 Expenses of Enforcement. If Tenant shall commit a default under this Lease, Tenant shall pay upon demand all Landlord's costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord without the Landlord's fault to become involved or concerned (provided, however, that as to litigation, Landlord prevails therein).

            17.04 Landlord May Cure Defaults.

                  (a) If Tenant shall default in:

                        (i) making any payment required to be made by Tenant under this Lease and such default is not cured within five (5) days after written notice has been given under Section 17.01(a) above.

                        (ii) performing any term, covenant, or condition of this Lease on the part of Tenant to be performed, Landlord may, at its option (but shall not be obligated to do so) and for the account of Tenant, make such payment or expend such sum as may be necessary or desirable to perform and fulfill such term, covenant, or condition, upon ten (10) days' prior written notice to Tenant (except that no such notice shall be required in a case of emergency). However, no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default, nor shall the same affect any other remedy of Landlord by reason of such default.

                  (b) Any and all sums paid or expended by Landlord pursuant to
Section 17.04(a), as well as any other reasonable out of pocket cost or expense (including, without limitation, reasonable attorneys fees, disbursements and court costs) incurred by Landlord in instituting, prosecuting, or defending any action or proceeding instituted by reason of, or relating to, any default by Tenant under this Lease (provided, however, that, as to such costs and expenses related to an action or proceeding, Landlord prevails therein), shall:

                        (i) be repaid by Tenant to Landlord as additional rent under this Lease within 30 days after Landlord's written demand therefor; and

                        (ii) bear interest from the date of Landlord's payment or expenditure thereof to the date of Tenant's repayment at the Default Rate.

            17.05 Landlord's Default. If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant shall give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within thirty (30) days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such thirty (30) day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to the holder of any Mortgage in accordance with Section 12.03 above as to which Tenant has been notified of the name and address of such Mortgagee, and such holder will also have the right to cure the breach or noncompliance within the period of time described in Section 12.03.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

            18.01 Access and Information. Landlord and its duly authorized representatives shall have access to the Restaurant at all reasonable times and upon reasonable notice during the term of this Lease for the purpose of inspecting the Restaurant, making repairs or preventing damage, examining, copying or making extracts from its books and records, showing the Restaurant to prospective purchasers or mortgagees, and during the last twelve (12) months of the Term to prospective tenants, or for any other purpose which Landlord may deem necessary or advisable, and Tenant shall promptly make available to Landlord and its duly authorized representatives upon request such information concerning the Restaurant, its use, maintenance, operation, financial condition, or other matters as Landlord shall reasonably request.

            18.02 Quiet Enjoyment. Tenant upon paying the Rent and other charges provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises, during the term of this Lease without hindrance or molestation by Landlord or anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

            18.03 Notices. Any notice required or permitted to be given pursuant to this Lease shall be in writing and shall be sent by certified or registered mail, with postage prepaid, or by nationally recognized courier service such as Federal Express. All notices shall be addressed as follows:

                  If to Landlord:

                  The Rittenhouse Hotel
                  210 West Rittenhouse Square
                  Philadelphia, PA 19103
                  Attention: David G. Marshall, Chairman

                  and to:

                  The Rittenhouse Hotel
                  210 West Rittenhouse Square
                  Philadelphia, PA 19103
                  Attention: David Benton, General Manager

                  with a copy to:

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  1650 Arch Street - 22nd Floor
                  Philadelphia, PA 19103-2097
                  Attn: Alvin H. Dorsky, Esquire

                  If to Tenant:

                  S & W of Philadelphia, LLC.
                  do The Smith & Wollensky Restaurant Group, Inc.
                  1114 First Avenue, 6th Floor
                  New York, New York 10021
                  Attn: Jim Dunn

                  with a copy to:

                  Maloney & Porcelli
                  225 Broadway
                  New York, NY 10007-3065
                  Attn: Joseph E. Porcelli, Esquire

Notices shall be deemed effective two business days after being deposited with the United States mail service or the next business day after being deposited with such nationally recognized courier service, and may be given on behalf of either party by its respective counsel. Either party may change its respective address by giving written notice to the other in accordance with the provisions of this Section 18.03. The term "business days" wherever used in this Lease shall mean a weekday, Monday through Friday, excluding national holidays.

            18.04 Waivers. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Lease or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect throughout the term of this Lease. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

            18.05 Partial Invalidity. In the event that any term or condition of this Lease shall be or become invalid by virtue of any duly promulgated law, rule or regulation or under any order, decree or judgment of any court having jurisdiction, this Lease shall be construed as if such term or condition had not been inserted herein.

            18.06 Entire Lease. This Lease, together with all other writings signed by the parties expressly stated to be supplementary hereto and together with any instruments to be executed and delivered pursuant hereto, constitutes the entire Lease between the parties, supersedes all prior understandings and writings, and may be amended only by a writing signed by both parties.

            18.07 Intentionally Omitted.

            18.08 Successors and Assigns. Subject to the prohibition on Tenant's assignment or delegation of its rights and duties, all of the terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns becoming such in accordance with the terms of this Lease. Except as provided in Article 12 with respect to Mortgagee, nothing contained in this Lease shall be deemed-to create any third party beneficiary or other rights hereunder in favor of any person, firm, corporation or other entity not a party to this Lease.

            18.09 Consents. In any instance in which either party to this Lease shall be requested to consent to or approve any matter with respect to which such party's consent or approval is required by any provisions of this Lease, such consent or approval shall be given in writing and shall be given or refused in the sole discretion of such party, unless the provisions of this Lease shall expressly provide that such consent or approval shall not be unreasonably withheld or another standard is articulated, and in either event shall not be unreasonably delayed. The giving of consent in one instance shall not relieve a party from the obligation of obtaining consent in any other instances.

            18.10 Governing Law. This Lease, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            18.11 Signs. No signs shall be placed, erected, maintained or painted at any place upon the Leased Premises without the prior written consent of Landlord. Tenant agrees that all signs installed by Tenant shall comply with all applicable laws and public regulations, shall be installed at Tenant's cost and expense, shall be maintained by Tenant in good condition during the term hereof and shall be removed at the termination of this Lease, and Tenant agrees to repair any damage caused by the installation and/or removal thereof.

            18.12 Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the holder of any mortgage or any prospective mortgagee on reasonable notice to enter the Leased Premises at all reasonable times for the purpose of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease. Nothing herein shall imply any duty upon the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. During the progress of any work in the Leased Premises Landlord may keep and store in the Leased Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Leased Premises or on account of bringing materials, supplies and equipment into or through the Leased Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever; provided Landlord shall not unreasonably interfere with (and shall use reasonable efforts to cause Landlord's contractors not to unreasonably interfere with) Tenant's use and occupancy of the Premises.

            18.13 Common Areas. Tenant shall have a right of access through the entrance to the Hotel and common hallways, elevators and stairways leading to the Restaurant. Landlord shall not take any action with respect to said common areas to impair the use of, the quality of, the access to or the visibility of the Leased Premises from said common areas, but Landlord may repair or renovate all such common areas.

            18.14 Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than seven (7) business days' prior notice by Landlord or Mortgagee, to provide a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and stating whether or not, to the best knowledge of the signer of such certificate, there exists any default in the performance of any obligation contained in this Lease, and if so, specifying each such default of which the signer has knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any Mortgagee or prospective Mortgagee to be secured by any mortgage placed or to be placed on the Building or the Restaurant.

            18.15 Limitation of Liability. The liability of Landlord and its successors and assigns hereunder shall be limited in all respects to its interest in the Hotel. Neither Landlord nor its successors or assigns, nor any agents, partners, officers, trustees, directors, shareholders or principals (disclosed or undisclosed) of Landlord or its successors or assigns shall have any personal liability hereunder, and no judgment or decree shall be enforceable beyond the interests of Landlord and its successors and assigns in the Hotel nor shall be sought or entered in any action or proceeding brought on account of or in connection with any default in the keeping, observance or performance of any covenant, Lease, term or condition hereunder.

            18.16 Binding Effect. Tenant represents and warrants to Landlord that: (i) this Lease is binding upon and enforceable against Tenant in accordance with its respective terms; (ii) the performance of Tenant's obligations under this Lease will not result in a breach of, or constitute a default under, any agreement to which Tenant is subject or by which Tenant is bound; (iii) Tenant has full capacity, right, power, and authority to execute, deliver and perform this Lease, and all required actions and approvals therefor have been obtained; and (iv) the individual signing this Lease on behalf of Tenant is duly authorized to sign the same on Tenant's behalf and to bind Tenant thereto.

            18.17 Headings. The headings of the Articles and Sections herein are for convenience only and shall not affect the construction hereof.

            18.18 Counterparts. This Lease may be signed in any number of counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were on the same instrument.

            18.19 Waiver of Trial by Jury. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED UPON

THIS LEASE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF TENANT OR LANDLORD.

            18.20 Adverse Possession. Tenant shall not suffer or permit the Leased Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Leased Premises or in such manner as might reasonably make possible a claim or claims of adverse possession by the public, as such, or of implied dedication of the Leased Premises or any portion thereof

            18.21 Condition of Title and of Premises. Tenant represents that the Leased Premises, the title thereto, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface and subsurface conditions thereof, and the present uses and nonuses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, encumbrances thereon, appurtenances, the nature, condition or usability thereof or the use or uses to which the Leased Premises or any part thereof may be put.

            18.22 Surrender. Upon the expiration or other cancellation or termination of the Term (such date, as applicable, being hereinafter referred to as the "Surrender Date"), Tenant shall immediately vacate and surrender possession of the Premises to Landlord, broom-clean, together with all alterations, additions and improvements that may have been made upon the Premises (other than those which Tenant is permitted or required to remove pursuant to the provisions of this Lease), in the same order, repair and condition in which it is required to be kept during the Term hereof. Upon the expiration or other termination of the Term, Tenant shall (a) remove all alterations to the Premises which are required to be removed by Tenant upon the expiration or earlier termination of the Term pursuant to the provisions of this Lease, and restore the Premises to the condition existing prior to the installation of such alterations, and (b) remove all of Tenant's trade fixtures, furniture, equipment and other personal property from the Premises which Tenant is permitted to remove pursuant to the provisions of this Lease. Tenant shall immediately repair any damage caused by such removal or, at Landlord's option, pay Landlord on demand the reasonable cost of repairing any damage to the Premises or Hotel caused by the removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without further notice to or demand upon Tenant, and without liability or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

            18.23 Holdover. If the Tenant or any person claiming through the Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of this Lease and if Landlord shall have expressly consented to such continuation of possession, such possession shall be (unless the parties hereto shall have agreed in writing otherwise) deemed to be under a month-to-month tenancy which shall continue until either party shall notify the other in writing, at least thirty days prior to the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, the minimum rent payable with respect to each such monthly period shall be one-sixth of the highest per annum minimum rent provided for in Section 3 hereof, and, except as aforesaid, such month-to-month tenancy with Landlord's express consent shall be upon the same terms, including, without limitation, additional rents, and subject to the same conditions, as those which are set forth in this Lease. If Tenant or any person claiming through Tenant shall retain possession of the Premises or any part thereof, after the expiration or earlier termination of this Lease, and if such retention shall be without Landlord's express consent, Tenant shall pay Landlord (a) for each month or portion thereof during which such possession continues, an amount equal to the rental to be paid for each month pursuant to the foregoing provisions of this Section when such possession is with Landlord's written consent, plus all other sums which would have been payable hereunder had the term continued during such retention of possession and
(b) all damages sustained by Landlord, whether direct or consequential, by reason of such retention of possession, including any damages or claims Landlord may suffer by reason of any claims made by any succeeding occupant founded on the delay in delivery of possession to such occupant, and any reasonable attorneys' fees and costs incurred by Landlord in connection with the foregoing. During any such retention of possession without Landlord's express consent, Landlord may by written notice to Tenant elect to treat the holdover as a year to year tenancy but with the same payment obligations as provided above for a month-to-month tenancy. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity and applicable to unlawful retention of possession or otherwise. Landlord's acceptance of rent under the provisions of this Section shall not be deemed consent to the holdover.

            18.24 Definitions.

                  (a) "Landlord." The word "Landlord" is used herein to include the Landlord named above and any subsequent landlord of the Premises, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had he originally signed this Lease as Landlord, including the right to proceed in his own name to enter judgment by confession or otherwise, but any Landlord of the Premises, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises. Neither Landlord nor any partner in Landlord nor any partner in any such partner nor any other person having any direct or indirect interest in Landlord shall have any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Premises.

                  (b) "Tenant." The word "Tenant" is used herein to include each and every of the entities named above as Tenant as well as its successors and permitted assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant. Without limiting the foregoing, it is agreed that any party who shall hereafter come within the meaning of the word "Tenant" hereunder shall be deemed to have granted all powers with respect to confessions of judgment set forth herein as if such party had been a signatory party to this Lease. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein.

                  (c) Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

            18.25 Hazardous Materials.

                  (a) For purposes hereof, the following terms shall have the following meanings:

                        (i) "Environmental Laws" shall mean all statutes, ordinances, orders, rules and regulations of all federal, state or local governmental agencies relating to the use, generation, manufacture, installation, release, discharge, handling, storage or disposal of Hazardous Materials.

                        (ii) "Hazardous Materials" shall mean and include, but shall not be limited to, any (i) "hazardous substance", "pollutant" or "contaminant" (as defined in Sections 101(14) and (33) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601(14) and (33) or the regulations promulgated pursuant to Section 102 of CERCLA, 42 U.S.C. Section 9602 and found at 40 C.F.R. Part 302), including any element, compound, mixture, solution, or substance which is or may be so designated a hazardous substance pursuant to Section 102 of CERCLA; (ii) all substances which are or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA") 33 U.S.C.
Section 132l(b)(2)(A), as amended; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6921, as amended ("RCRA") or as having such characteristics which shall subsequently be considered under RCRA to constitute a hazardous waste; (iv) any substance containing petroleum, as that term is defined in Section 9001(2)(B) of RCRA, 42 U.S.C. Section 6991(2)(B) or 40 C.F.R. Part 280 including without limitation waste oil; (v) any toxic pollutant which is or may be listed under Section 307(a) of the FWPCA, 33 U.S.C. Section 1317(a); (vi) any hazardous air pollutant which is or may be listed under Section 112 of the Clean Air Act, 42 U.S.C. Section 7412, as amended; (vii) any imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. Sections 2601, 2606, as amended; (viii) any asbestos, asbestos containing material or urea formaldehyde or material which contains it; and
(ix) all other toxic materials, pollutants, contaminants and hazardous substances and wastes regulated by any federal or applicable state or local environmental law.

                  (b) Landlord represents and warrants to Tenant that as of the date hereof, Landlord, to its actual knowledge and without independent investigation, is not aware of any Hazardous Substances located in the Premises in violation of Environmental Laws or requiring remediation under applicable Environmental Laws. Landlord agrees in the event of any release or disposal by Landlord, its agents, employees, or contractors or in, about, under or on the Hotel, or any portion thereof, of any Hazardous Materials in violation of Environmental Laws which poses a risk of contaminating the Premises, Landlord shall promptly take such remedial actions as may be necessary to clean up the same in accordance with the requirements of Environmental Laws.

                  (c) Tenant shall not use, store, generate, treat, dispose of, or release Hazardous Materials in or upon the Premises, except for Hazardous Materials in minor amounts which are customarily used in the construction, maintenance and operation of a restaurant and which are contained in a suitable and safe manner and in compliance with Environmental Laws. Tenant agrees that in the event of any release or disposal by Tenant, its agents, employees or contractors, in, about, under or on the Premises or the Hotel, or any portion thereof, of any Hazardous Materials that poses a risk of contaminating the Hotel or Premises or any buildings or improvements thereon, Tenant shall take such remedial actions as may be necessary to clean up the same, and if Tenant fails to do so, Landlord upon reasonable notice to Tenant shall have the right to perform such necessary clean up and remedial actions at the expense of Tenant, including the right to enter upon the Premises in order to do so. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Hazardous Materials from the Premises (other than those which are Landlord's responsibility hereunder) and shall remove all Hazardous Materials from the Hotel to the extent such Hazardous Materials were generated, treated, stored, disposed or of released by Tenant, its agents, employees, contractors or sublessees.

                  (d) Landlord and Tenant each agree to indemnify, hold harmless, defend and reimburse the other for and release each other from all cost and expense (including without limitation attorneys' fees), loss and liability suffered by the indemnified Party by reason of the breach of any of the representations, warranties, covenants and agreements of the indemnifying Party of any of the provisions of this Section 18.25.

                  (e) Without limitation of the other provisions which survive expiration or termination, the provisions of this Section 18.25 shall survive the expiration or termination of this Lease and no subsequent modification or termination of the Lease by agreement of the parties, or otherwise, shall be construed to waive or to modify any provisions of this Section 18.25.

            18.26 Brokers. Tenant and Landlord each represents and warrants to the other that it has had no dealings, negotiations or consultations with respect to the premises or this transaction with any broker or finder, and that no broker or finder called the premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party will be responsible for and will indemnify and save the other harmless from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by the indemnified party arising from a breach by the indemnifying party of the foregoing representations and warranties.

            18.27 Effect of Submission. The submission by Landlord to Tenant of this Lease in draft form shall be solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect, shall not constitute an option for the leasing of the premises herein described, and not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a duplicate original thereof shall have been given to Tenant or its representative.

            IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the day and year first above written.

                                        Tenant:

                                        S & W OF PHILADELPHIA, LLC

                                        By: /s/ James Dunn
                                           -------------------------------------
                                           Name:  James Dunn
                                           Title: President


                                        Landlord:
                                        THE RITTENHOUSE DEVELOPMENT
                                        COMPANY, a general partnership

                                        By: The Rittenhouse Corp.

                                        By: /s/ David G. Marshall
                                           -------------------------------------
                                           David G. Marshall, President


                                        JOINDER FOR THE PURPOSE OF AGREEING TO
                                        THOSE TERMS AND PROVISIONS APPLICABLE TO
                                        GUARANTOR:

                                        THE SMITH & WOLLENSKY
                                        RESTAURANT GROUP, INC.

                                        By: /s/ James Dunn
                                           -------------------------------------
                                           Name:  James Dunn
                                           Title: President

                                    EXHIBIT B

PROJECT: SMITH AND WOLLENKSY
NUMBER: #9915

DRAWING LIST

HAVERSON ARCHITECTURE AND DESIGN
A-1.0   FIRST FLOOR PLAN
A-2.0   SECOND FLOOR PLAN
A-3.0   THIRD FLOOR PLAN
PA-1.0  FIRST FLOOR PUBLIC ASSEMBLY PLAN
PA-2.0  SECOND FLOOR PUBLIC ASSEMBLY PLAN
RCP-1.0 FIRST FLOOR REFLECTED CEILING PLAN
RCP-2.0 SECOND FLOOR REFLECTED CEILING PLAN
RCP-3.0 THIRD FLOOR REFLECTED CEILING PLAN
A-4.0   EXTERIOR ELEVATION
A-5.0   EXTERIOR ELEVATION
A-5.1   EXTERIOR SECTIONS AND DETAILS
A-6.0   FIRST FLOOR ELEVATIONS
A-7.0   SECOND FLOOR ELEVATIONS
A-8.0   SECOND FLOOR ELEVATIONS
A-9.0   SECOND FLOOR RESTROOM ELEVATIONS
A-9.1   SECOND FLOOR RESTROOM ELEVATIONS
A-10    STAIR ELEVATIONS
A-10.1  STAIR ELEVATIONS AND DETAILS
A-10.2  STAIR SECTIONS AND DETAILS
A-1.1   WALL SECTIONS
A-12    PLATFORM DETAILS
A-13    BAY PARAPET DETAILS
A-14    BAR PLAN AND ELEVATIONS
A-14.1  BAR SECTION AND DETAILS
A-15    WAINSCOT DETAILS
A-15.1  WAINSCOT DETAILS
A-16    BANQUETTE DETAILS
A-17    WAITSTATION DETAILS
A-18    WINE DISPLAY DETAILS
A-19    COAT HOOK AND UMBRELLA STAND AND MOSAIC DETAIL
A-20    MOULDING PROFILES
A-21    RAILING DETAILS
A-22    DOOR SCHEDULE
A-22.1  DOOR DETAILS
A-23    FINISH SCHEDULE

                                    EXHIBIT B

Le MESSURIER CONSTULATANTS, INC.

S1-1    PLAN
                             S1-2 PLAN AND SECTIONS
S1-3    FRAMING PLAN

MGJ ASSOCIATES

M-1     MECHANICAL FIRST FLOOR
M-2     MECHANICAL SECOND FLOOR
M-3     MECHANICAL THIRD FLOOR
M-4     SCHEDULES AND DETAILS
MD-1    FIRST FLOOR DEMOLITION
MD-2    SECOND FLOOR DEMOLITION
MD-3    THIRD FLOOR DEMOLITION
ED-l    FIRST FLOOR DEMOLITION
ED-2    SECOND FLOOR DEMOLITION
ED-3    THIRD FLOOR DEMOLITION
E-l     FIRST FLOOR LIGHTING
E-2     SECOND FLOOR LIGHTING
E-3     THIRD FLOOR LIGHTING
E-4     FIRST FLOOR POWER
E-5     SECOND FLOOR POWER
E-6     THIRD FLOOR POWER
E-7     FIRST FLOOR MEHANICAL PLAN
E-9     THIRD FLOOR MECHANICAL PLAN
E-10    SYMBOLS AND LIGHTING FIXTURE SCHEDULES
E-15    LOWER GARAGE PLAN
E-16    POWER RISER DIAGRAM
E-17    PANEL SCHEDULES
E-18    PANEL SCHEDULES
FA-1    FIRST FLOOR FIRE ALARM PLAN
FA-2    SECOND FLOOR FIRE ALARM PLAN
FA-3    THIRD FLOOR FIRE ALARM PLAN
PD-l    FIRST FLOOR PLUMBING DEMOLITION PLAN
PD-2    SECOND FLOOR PLUMBING DEMOLITION PLAN
PD-3    THIRD FLOOR PLUMBING DEMOLITION PLAN
P-1     FIRST FLOOR PLUMBING PLAN
P-2     SECOND FLOOR PLUMBING PLAN
P-3     SECOND FLOOR KITCHEN PLUMBING PLAN

                                    EXHIBIT B

P-4     THIRD FLOOR PLUMBING PLAN
P-5     PLUMBING FIXTURES AND FOOD SERVICE EQUIPMENT SCHEDULES
P-6     PLUMBING DETAILS, NOTES AND SYMBOLS
P-7     PLUMBING DETAILS

MGJ ASSOCIATES CONT'D

P-8     PLUMBING RISER DIAGRAMS
SPD-1   FIRST FLOOR SPRINKLER DEMOLITION PLAN
            SFD-2   SECOND FLOOR SPRINKLER DEMOLITION PLAN
SP-l    FIRST FLOOR SPRINKLER PLAN
SP-2    SECOND FLOOR SPRINKLER PLAN
SP-3    SPRINKLER PLAN THIRD FLOOR
SP-4    SPRINKLER DETAILS

LOSURDO INC.

FS-1    FOOD SERVICE EQUIPMENT PLAN
FS-2    FOOD SERVICE EQUIPMENT PLAN
FS-3    FOOD SERVICE EQUIPMENT SCHEDULE
FS-4    PLUMBING ROUGH-IN PLAN
FS-5    PLUMBING ROUGH-IN PLAN
FS-6    ELECTRICAL ROUGH-IN PLAN
FS-7    ELECTRICAL ROUGH-IN PLAN

New York Restaurant Group Confidential
CONTINUATION SHEET                                          AIA DOCUMENT G703                                      PAGE 1 OF 5 PAGES
------------------------------------------------------------------------------------------------------------------------------------
AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing                              APPLICATION NO:
Contractor's signed certification is attached.                                                      APPLICATION DATE:
In tabulations below, amounts are stated to the nearest dollar.                                            PERIOD T0: S&W Phil., PA
Use Column I on Contracts where variable retainage for line items may apply.                   ARCHITECTS PROJECT NO:
Smith & Wollensky Phil., PA Rittenhouse Hotel                                  PHILADELPHIA, PA
------------------------------------------------------------------------------------------------------------------------------------
  A               B                        C            D             E         F                  G               H          I
------------------------------------------------------------------------------------------------------------------------------------
ITEM     DESCRIPTION OF WORK            SCHEDULED      WORK COMPLETED        MATERIALS     TOTAL         %       BALANCE   RETAINAGE
 NO.                                      VALUE    ---------------------     PRESENTLY   COMPLETED    (G / C)   TO FINISH    (IF
                                                   FROM PREVIOUS   THIS        STORED    AND STORED              (C - G)   VARIABLE
                                                    APPLICATION   PERIOD      (NOT IN     TO DATE                            RATE)
                                                      (D + E)                 D OR E)   (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
      Consultant Fees

      Architectural & Interior Design   $175,000.00           $105,937.5O               $105,937.50     60.54%  $69,062.50
        Travel & Expense Allowance
        Reimbursable                     $12,000.00             $6,016.72                 $6,016.72     50.14%   $5,983.28
      Mechanical Engineer                $36,500.00             $3,612.50                 $3,612.50      9.90%  $32,887.50
        Travel & Expense
        Allowance Reimbursable            $6,000.00               $442.70                   $442.70      7.38%   $5,557.30

      Kitchen Design                     $11,000.00                                                             $11,000.00

      Travel Allowance                    $4,000.00             $1,998.00                 $1,998.00     49.95%   $2,002.00

      Structural Engineer                $10,000.00                                                             $10,000.00
      Expediting Consultant               $5,000.00                                                              $5,000.00

      Contingency                         $7,500.00                                                              $7,500.00

      Pat-Lease Evaluation               $15,000.00             $5,985.42                 $5,985.42     39.90%   $9,014.58

------------------------------------------------------------------------------------------------------------------------------------
               GRAND TOTALS             $282,000.00   $0.00   $123,992.84     $0.00     $123,992.84     $2.18  $158,007.16
------------------------------------------------------------------------------------------------------------------------------------

Users may obtain validation of this document by requesting of the license a completed AIA Document D401 - Certification of Document's Authenticity

AIA DOCUMENT G703 o CONTINUATION SHEET FOR G702 o 1992 EDITION o AIA o (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C. 20006-5232

New York Restaurant Group Confidential
CONTINUATION SHEET                                          AIA DOCUMENT G703                                      PAGE 2 OF 5 PAGES
------------------------------------------------------------------------------------------------------------------------------------
AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing                              APPLICATION NO:
Contractor's signed certification is attached.                                                      APPLICATION DATE:
In tabulations below, amounts are stated to the nearest dollar.                                            PERIOD T0: S&W Phil., PA
Use Column I on Contracts where variable retainage for line items may apply.                   ARCHITECTS PROJECT NO:
Smith & Wollensky Phil., PA Rittenhouse Hotel
------------------------------------------------------------------------------------------------------------------------------------
  A                   B                 C            D             E            F                  G               H           I
------------------------------------------------------------------------------------------------------------------------------------
ITEM         DESCRIPTION OF WORK    SCHEDULED         WORK COMPLETED        MATERIALS     TOTAL         %       BALANCE    RETAINAGE
 NO.                                  VALUE       ---------------------     PRESENTLY   COMPLETED    (G / C)   TO FINISH      10%
                                                  FROM PREVIOUS   THIS        STORED    AND STORED              (C - G)
                                                   APPLICATION   PERIOD      (NOT IN     TO DATE
                                                     (D + E)                 D OR E)   (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
          Construction

01-000    General Conditions       $104,300.00                                                                $104,300.00

02-000    Site                      $44,450.00                                                                 $44,450.00

02-500    Demolition                $90,000.00                                                                 $90,000.00

04-000    Masonry                   $12,275.00                                                                 $12,275.00

05-000    Metals                    $59,100.00                                                                 $59,100.00

06-000    Rough Carpentry           $20,670.00                                                                 $20,670.00

06-220    Millwork                 $269,950.00                                                                $269,950.00

08-000    Doors & Windows           $49,675.00                                                                 $49,675.00

------------------------------------------------------------------------------------------------------------------------------------
          Page Total               $650,420.00        $0.00      $0.00         $0.00       $0.00      $0.00   $650,420.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Users may obtain validation of this document by requesting of the license a completed AIA Document D401 - Certification of Document's Authenticity

AIA DOCUMENT G703 o CONTINUATION SHEET FOR G702 o 1992 EDITION o AIA o (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C. 20006-5[ILLEGIBLE]

New York Restaurant Group Confidential
CONTINUATION SHEET                                          AIA DOCUMENT G703                                      PAGE 3 OF 5 PAGES
------------------------------------------------------------------------------------------------------------------------------------
AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing                              APPLICATION NO:
Contractor's signed certification is attached.                                                      APPLICATION DATE:
In tabulations below, amounts are stated to the nearest dollar.                                            PERIOD T0: S&W Phil., PA
Use Column I on Contracts where variable retainage for line items may apply.                   ARCHITECTS PROJECT NO:
Smith & Wollensky Phil., PA Rittenhouse Hotel
------------------------------------------------------------------------------------------------------------------------------------
  A               B                        C            D             E         F                  G               H          I
------------------------------------------------------------------------------------------------------------------------------------
ITEM     DESCRIPTION OF WORK            SCHEDULED      WORK COMPLETED        MATERIALS     TOTAL         %       BALANCE   RETAINAGE
 NO.                                      VALUE    ---------------------     PRESENTLY   COMPLETED    (G / C)   TO FINISH    (IF
                                                   FROM PREVIOUS   THIS        STORED    AND STORED              (C - G)   VARIABLE
                                                    APPLICATION   PERIOD      (NOT IN     TO DATE                            RATE)
                                                      (D + E)                 D OR E)   (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
09-250   Gypsum Wallboard               $110,140.00                                                             $110,140.00
         S&WRG Allowance                 $52,000.00                                                              $52,000.00

09-300   Ceramic/Marble                  $56,704.00

09-510   Ceilings                        $21,100.00                                                              $21,100.00

09-550   Flooring                        $83,235.00                                                              $83,235.00

09-900   Paint                           $43,288.00                                                              $43,288.00

09-950   Wallcovers (allowance)          $10,000.00                                                              $10,000.00

10-000   Specialties                     $34,650.00                                                              $34,650.00

11-000   Equipment (dumb waiter)         $20,000.00                                                              $20,000.00

------------------------------------------------------------------------------------------------------------------------------------
                Page TOTALS             $431,117.00    $0.00         $0.00    $0.00           $0.00    $0.00    $374,413.00
------------------------------------------------------------------------------------------------------------------------------------
         Project TOTAL page 1-2-3     $1,363,537.00    $0.00   $123,992.84    $0.00     $123,992.84    $2.18  $1,182,840.16
------------------------------------------------------------------------------------------------------------------------------------

Users may obtain validation of this document by requesting of the license a completed AIA Document D401 - Certification of Document's Authenticity

AIA DOCUMENT G703 o CONTINUATION SHEET FOR G702 o 1992 EDITION o AIA o (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C. 20006-5232

New York Restaurant Group Confidential
CONTINUATION SHEET                                          AIA DOCUMENT G703                                      PAGE 4 OF 5 PAGES
------------------------------------------------------------------------------------------------------------------------------------
AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing                              APPLICATION NO:
Contractor's signed certification is attached.                                                      APPLICATION DATE:
In tabulations below, amounts are stated to the nearest dollar.                                            PERIOD T0: S&W Phil., PA
Use Column I on Contracts where variable retainage for line items may apply.                   ARCHITECTS PROJECT NO:
Smith & Wollensky Phil., PA Rittenhouse Hotel
------------------------------------------------------------------------------------------------------------------------------------
  A                   B                     C          D             E          F                  G               H           I
------------------------------------------------------------------------------------------------------------------------------------
ITEM         DESCRIPTION OF WORK        SCHEDULED       WORK COMPLETED      MATERIALS     TOTAL         %       BALANCE    RETAINAGE
 NO.                                      VALUE     ---------------------   PRESENTLY   COMPLETED    (G / C)   TO FINISH      10%
                                                    FROM PREVIOUS   THIS      STORED    AND STORED              (C - G)
                                                     APPLICATION   PERIOD    (NOT IN     TO DATE
                                                       (D + E)               D OR E)   (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
15-320    Sprinklers                    $16,750.00                                                               $16,750.00

15-400    Plumbing                      $52,500.00                                                               $52,500.00

15-500    HVAC                          $30,093.00                                                               $30,093.00

16-000    Electrical                   $124,750.00                                                              $124,750.00

          Contingency                   $65,000.00                                                               $65,000.00

          Overhead & Fee (5%)           $68,531.50                                                               $68,531.50
          Permits & Insurance           $14,391.62                                                               $14,391.62

          ----------------------------------------
          Construction Totals Only   $1,453,553.12                                                            $1,453,553.12
------------------------------------------------------------------------------------------------------------------------------------
          Page Totals                  $372,016.12     $0.00         $0.00     $0.00         $0.00    $0.00     $372,016.12
------------------------------------------------------------------------------------------------------------------------------------
          Grand Totals Pages 1-4     $1,735,553.12     $0.00   $123,992.84     $0.00   $123,992.84    $2.18   $1,554,856.28
------------------------------------------------------------------------------------------------------------------------------------

Users may obtain validation of this document by requesting of the license a completed AIA Document D401 - Certification of Document's Authenticity

AIA DOCUMENT G703 o CONTINUATION SHEET FOR G702 o 1992 EDITION o AIA o (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C. 20006-5232

New York Restaurant Group Confidential
CONTINUATION SHEET                                          AIA DOCUMENT G703                                      PAGE 5 OF 5 PAGES
------------------------------------------------------------------------------------------------------------------------------------
AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing                              APPLICATION NO:
Contractor's signed certification is attached.                                                      APPLICATION DATE:
In tabulations below, amounts are stated to the nearest dollar.                                            PERIOD T0: S&W Phil., PA
Use Column I on Contracts where variable retainage for line items may apply.                   ARCHITECTS PROJECT NO:
Smith & Wollensky Phil., PA Rittenhouse Hotel
------------------------------------------------------------------------------------------------------------------------------------
  A               B                        C            D             E         F                  G               H          I
------------------------------------------------------------------------------------------------------------------------------------
ITEM     DESCRIPTION OF WORK            SCHEDULED      WORK COMPLETED        MATERIALS     TOTAL         %       BALANCE   RETAINAGE
 NO.                                      VALUE    ---------------------     PRESENTLY   COMPLETED    (G / C)   TO FINISH    (IF
                                                   FROM PREVIOUS   THIS        STORED    AND STORED              (C - G)   VARIABLE
                                                    APPLICATION   PERIOD      (NOT IN     TO DATE                            RATE)
                                                      (D + E)                 D OR E)   (D + E + F)
------------------------------------------------------------------------------------------------------------------------------------
     FF&E

     Kitchen Equipment (A)              $88,000.00                                                               $88,000.00
     Bar Equipment (A)                  $12,000.00                                                               $12,000.00
     Office Furniture                    $2,000.00                                                                $2,000.00
     POS systems & Computers            $71,250.00                                                               $71,250.00
     Chairs and Tables                  $60,000.00                                                               $60,000.00
     Banquette                          $10,000.00                                                               $10,000.00
     Decor, Antiques & Blackboards      $65,000.00                                                               $65,000.00
     Blinds, Draperies & Signage        $25,000.00                                                               $25,000.00
     Telephone                          $20,000.00                                                               $20,000.00
     Wine Cabinets                      $25,000.00                                                               $25,000.00
     Sound System & T.V.                 $1,000.00                                                                $1,000.00

     Owner Hardware Supplies/keying     $15,000.00                                                               $15,000.00
     Owner Lighting Supplied            $35,000.00                                                               $35,000.00
     Smallwares                        $110,000.00                                                              $110,000.00
     Canopy                             $33,000.00                                                               $33,000.00

     Misc. Legal Expenses               $15,000.00                                                               $15,000.00

     Contingency                        $45,000.00                                                               $45,000.00

------------------------------------------------------------------------------------------------------------------------------------
                PAGE TOTALS            $632,250.00    $0.00        $0.00      $0.00         $0.00     $0.00     $632,250.00
------------------------------------------------------------------------------------------------------------------------------------
     PROJECT GRAND TOTALS            $2,367,803.12    $0.00  $123,992.84      $0.00   $123,992.84     $2.18   $2,187,106.28
------------------------------------------------------------------------------------------------------------------------------------

Users may obtain validation of this document by requesting of the license a completed AIA Document D401 - Certification of Document's Authenticity

AIA DOCUMENT G703 o CONTINUATION SHEET FOR G702 o 1992 EDITION o AIA o (C) 1992 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W. WASHINGTON, D.C. 20006-5232

                                   EXHIBIT C-1

Philadelphia, PA Smith & Wollensky Project

FF&E Exclusions:

o     All Artifacts and Antiques

o     All Computer and P0S Equipment

o     Signature Chairs/Stools

o     Signature Blackboards

o     Signature Lighting and Specialty Fixtures

o     All Rented/Leased Equipment to Returned to Vendors

o     Espresso Machines

o     Signature Hardware and Signage

o     All Smallwares

                                   EXHIBIT "D"

                         Termination Fee (Section 13.03)

      A. The applicable Termination Fee shall be if payable by reason of a termination under Section 13.01(a) or 13.01(b), Tenant's Adjusted Book Value, as calculated pursuant to Paragraph D. below.

      B. The term "Tenant's Adjusted Book Value", as used herein, shall be the depreciated book value reflected on Tenant's financial records (but not its Federal tax returns) of any equipment and leasehold improvements (excluding items listed on Exhibit C-I and movable trade fixtures) which Tenant may have installed on or made to the Premises at Tenant's expense (excluding any sums paid for by Landlord) and which are not removed by Tenant upon such termination, which book value shall be determined by generally accepted accounting principles, adjusted as necessary to exclude any adjustments related to asset write-up in connection with changes of ownership. Notwithstanding the foregoing, if any portion of the Premises or improvements thereon shall have been damaged in whole or in part or destroyed by fire or taken by condemnation and not restored, any net fire insurance proceeds or condemnation award received by Tenant and not utilized for restoration shall be deducted from Tenant's Adjusted Book Value. Within 15 days after Tenant's receipt of Landlord's termination notice, Tenant shall furnish to Landlord a computation of the Adjusted Book Value which shall include substantiating back-up information in reasonable detail supporting the computation. Thereafter, Tenant shall provide Landlord or its representatives with sufficient access to its books and records as reasonably required by Landlord for the purpose of verifying the Adjusted Book Value.

                                   EXHIBIT "E"

                   Operating Results Standard (Section 13.02)

      Landlord shall be entitled to terminate the Lease pursuant to Section
13.02 if the operation of the Restaurant fails to achieve Gross Revenue as follows (the "Gross Sales Minimum"):

            (i) Three Million Five Hundred Thousand Dollars ($3,500,000) for the first Lease Year;

            (ii) Four Million Dollars ($4,000,000) for the second Lease Year;

            (iii) Four Million Five Hundred Thousand Dollars ($4,500,000) for the third Lease Year; and

            (iv) For each Lease Year thereafter, commencing with the fourth Lease Year, $4,500,000, multiplied by a fraction, having as its numerator the Index for the month which is the first day of the applicable Lease Year, and having as its denominator the Index as of the first day of the third Lease Year, but in no event less than the Gross Sales Minimum for the immediately preceding Lease Year.

                  All of the foregoing Gross Sales Minimum figures are based upon a Lease Year of 365 days. For any Lease Year longer than 365 days or for any fractional Lease Year of less than 365 days, the Gross Sales Minimum for the applicable period shall be increased or reduced, as the case may be, by multiplying the applicable above-stated Gross Sales Minimum by a fraction, having as its numerator the number of days in such Lease Year or fractional Lease Year, and having as its denominator the number 365. If the Lease Year or fractional Lease Year for which the Gross Sales Minimum is being computed includes the date February 29, the number "365" whenever appearing in this paragraph shall for purposes of such computation be changed to "366".

                                GUARANTY OF LEASE

            THIS GUARANTY OF LEASE (this "Guaranty"), made and entered into as of the 18th day of February, 2000, by THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., a New York Corporation, (the "Guarantor"), whose address is 1114 First Avenue, 6th Floor, New York, New York 10021, to and for the benefit of RITTENHOUSE DEVELOPMENT COMPANY, a Delaware partnership ("Landlord"), whose address is The Rittenhouse, 210 Rittenhouse Square, Philadelphia, PA 19103, is based upon the following:

            A. S & W of Philadelphia, LLC ("Tenant"), is an affiliate of and wholly owned, directly or indirectly, by Guarantor.

            B. Tenant and Landlord are entering into a certain Agreement of Lease dated as of the date hereof (the "Lease") for certain premises to be operated as a Smith & Wollensky restaurant in The Rittenhouse, a luxury hotel and condominium located at 210 Rittenhouse Square, Philadelphia, and owned by Landlord.

            C. Landlord has agreed to enter into the Lease in consideration of, among other things, the covenants and obligations made and assumed by Guarantor as herein set forth.

            D. Guarantor has a direct financial interest in Tenant and will benefit directly from the Lease.

            NOW, THEREFORE, in consideration of the foregoing recitals, the sum of $10.00, and other good and valuable consideration, the adequacy, value, and receipt of which consideration are hereby acknowledged by the Guarantor, and intending to be legally bound hereby, the Guarantor hereby irrevocably and unconditionally covenants and agrees as follows:

            1. Guarantor represents and warrants that (a) the recitals set forth above are true and accurate, (b) as of the date hereof, Tenant is a wholly owned subsidiary (directly or indirectly) of Guarantor, (c) this Guaranty was duly authorized and executed by Guarantor and is a legal, valid and binding instrument, (d) Guarantor and Tenant each was duly formed and is validly existing in good standing under the law of the jurisdiction of its formation, and (e) Guarantor was formerly known as The New York Restaurant Group, Inc., and has changed its name to The Smith & Wollensky Group, Inc., but Guarantor is the same corporation and owns all of the same assets and properties that were owned by the entity previously known as The New York Restaurant Group, Inc.

            2. Guarantor hereby irrevocably and unconditionally guarantees to Landlord, its successors and assigns, and does hereby become surety to Landlord and Landlord's successors and assigns for and with respect to the full and punctual payment, performance and observance by the lessee and/or tenant, its successors and assigns of all of the provisions of the Lease, whether now existing or hereafter arising (including, without limitation, those provisions relating to the payment of rent, additional rent, or other sums of money by Tenant, its successors and assigns) and any subsequent amendments, extensions, renewals or modifications of the Lease, to be performed by the lessee and/or tenant, its successors and assigns (collectively called the "Obligations"). Guarantor hereby waives notice of any breach or default by Tenant or of the continuance thereof and any other notice to or demand upon Guarantor which Landlord or any successor or assign of Landlord might otherwise be required to give or make in connection with this Guaranty or any matter relating to this Guaranty, including, without limitation, notice of acceptance of this Guaranty and of any notice of intention to act in reliance hereon.

            3. This Guaranty is continuing, direct and immediate and may be enforced directly against Guarantor without prior resort by Landlord or any successor or assign of Landlord to any right of dispossess or any other remedy Landlord or any successor or assign of Landlord may have against Tenant under the Lease or otherwise or against any other person or entity or against any security or collateral and without the necessity of any suit or proceeding of any nature whatsoever by Landlord against Tenant or any other person or entity. Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if default shall at any time be made by Tenant, its successors and assigns, in the payment of any such rent, additional rent, or other sums or charges payable by Tenant under the Lease or in the performance of any of the covenants, terms, conditions or agreements contained in the Lease, Guarantor will forthwith pay such rent or other sums or charges to Landlord, its successors and assigns, and any arrears thereof, and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements, and will forthwith pay to Landlord all damages and all costs and expenses that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease (including, without limitation, all attorneys' fees incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty).

            4. This Guaranty is an absolute and unconditional guaranty of payment and performance and is a surety agreement. The obligations of Guarantor under this Guaranty shall be unconditional and irrevocable, irrespective of, and Guarantor shall not set up or assert any defense by reason of (a) the existence of any security given to secure the Obligations, (b) any defense that may arise by reason of the incapacity or lack of authority of Tenant or Guarantor or, (c) any defense that may arise by reason of the bankruptcy, insolvency, reorganization or liquidation of Tenant or by reason of failure of Landlord or any successor or assign of Landlord to file or enforce a claim against the estate of Tenant, or any successor or assign of Tenant, in any creditors, receivership, bankruptcy, insolvency, reorganization, liquidation or other similar proceeding, or (d) any other circumstances, occurrences or conditions, whether similar or dissimilar to any of the foregoing, which might otherwise constitute a legal or equitable defense, discharge or release of a guarantor or surety without also being a defense, discharge or release of the Tenant.

            5. Any act or forbearance of Landlord or any successor or assign of Landlord, consisting of a waiver or modification of any of the provisions of the Lease, or the giving of any consent or approval to any matter or thing relating to or arising under or out of the Lease or occupancy of the premises leased to Tenant under the Lease, or the granting of any extensions of time or indulgences or postponements to Tenant, its successors or assigns, may be done without notice to or consent of Guarantor and shall apply also to Guarantor as any extension, postponement or indulgence applies to Tenant. Except as provided herein, none of the foregoing shall in any way release Guarantor from or affect or impair Guarantor's obligations under this Guaranty, nor shall Guarantor set up or assert any defense by reason thereof.

            6. The obligations of Guarantor under this Guaranty shall not be released or decreased or increased by Landlord's or any successor or assign of Landlord's receipt or application or release in whole or in part of any security, if any, given for the performance or observance of the provisions of the Lease or any of them, nor of any modification, supplement, extension or renewal of the Lease, nor shall Guarantor set up or assert any defense by reason thereof.

            7. The validity of this Guaranty and the liability of Guarantor under this Guaranty shall in no way be affected or limited by and Guarantor shall not set up or assert any defense by reason of (a) the release or discharge of Tenant, or any successor or assign of Tenant, in any creditors, receivership, bankruptcy, insolvency, reorganization, liquidation or other similar proceedings, (b) the impairment, limitation or modification of the liability of Tenant or any successor or assign of Tenant or the estate of Tenant or any successor or assign of Tenant in any such proceedings, or of any remedy for the enforcement of Tenant's or any successor or assign of Tenant's liability under the Lease, resulting from the operation of any present or future provision of any present or future federal or state bankruptcy act or other present or future similar statute or from the decision of any court or other tribunal based upon such act or other statute; (c) the rejection or disaffirmance of the Lease, in any such proceedings; (d) the assignment or transfer of the Lease, or subletting of all or any part of the premises leased under the Lease, or the sale or transfer of any stock of Tenant or any change in the ownership or control of such stock of Tenant; (e) the assertion or lack of assertion by Landlord against Tenant, or any successor or assign of Tenant, of any of the rights or remedies of Landlord pursuant to the Lease or otherwise; or (f) any liquidation or dissolution of Tenant or any successor or assign of Tenant. Guarantor agrees that Landlord or any successor or assign of Landlord may at any time and from time to time, with or without consideration, agree to release Tenant or any successor or assign of Tenant from its obligations under the Lease, without notice to, or consent from, the Guarantor; any such action shall not in any way affect or diminish the liability of the Guarantor under this Guaranty.

            8. Until all of the provisions of the Lease on Tenant's and its successors' or assigns' parts to be performed or observed (including, without limitation, those relating to the payment of rent or other sums of money) demand for the performance of which has been made upon Guarantor pursuant to the provisions of this Guaranty are fully performed and observed, (a) Guarantor shall have no right of subrogation against Tenant or any of them by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor under this Guaranty or otherwise; (b) Guarantor waives any right to enforce any right or assert any remedy which Guarantor now or hereafter shall have against Tenant or its successors or assigns by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor under this Guaranty or otherwise; and (c) Guarantor, effective upon receipt of written notice of a claim on this Guaranty, subordinates any present or future, liquidated or unliquidated, liability, indebtedness or obligation of Tenant or any successor or assign of Tenant to Guarantor to each of the Obligations, irrespective of the respective dates of the incurring, accrual or maturity thereof.

            9. This Guaranty shall apply to the Lease as same hereafter may be modified, amended or supplemented and to all extensions or renewals thereof and to any holdover following the term of the Lease or any extension or renewal thereof. For the purposes of this Guaranty, except to the extent terminated by mutual agreement of Tenant and Landlord, the Obligations shall survive the expiration or sooner termination of the Lease to the extent provided in the Lease or under applicable law (including, without limitation, by reason of a breach or default by Tenant) until all sums of money so remaining due Landlord or any of its successors or assigns and all damages due Landlord or any of its successors or assigns under or by virtue of the Lease have been indefeasibly paid in full to Landlord or any successor or assign of Landlord and until all such sums as so paid in full to Landlord or any successor or assign of Landlord are not subject to rescission or repayment in connection with any bankruptcy, insolvency or reorganization or other financial rehabilitation of Tenant or any successor or assign of Tenant. Except as provided herein, Guarantor shall remain bound to perform Guarantor's obligations under this Guaranty notwithstanding such expiration or sooner termination of the Lease until all of such obligations of Guarantor have been fully performed and discharged.

            10. This Guaranty may not be changed, modified or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

            11. The validity, construction and enforcement of this Guaranty shall be governed by the law of the Commonwealth of Pennsylvania. If any provision of this Guaranty or its application to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Guaranty, or the applicability of such provision to other persons or circumstances, shall not be affected thereby. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions.

            12. All of Landlord's rights and remedies under the Lease or under this Guaranty or at law or in equity or otherwise are distinct, separate and cumulative, and no such right or remedy is in exclusion of or a waiver of or shall prejudice Landlord's right to exercise, whether before or after the exercise thereof, any of the others. In addition, none of the provisions of this Guaranty shall be construed to limit any other rights or remedies which Landlord may have at law, in equity or otherwise. None of the waivers by Guarantor made in this Guaranty shall be construed to preclude or limit any other waiver or consent by Guarantor.

            13. (a) Guarantor consents to jurisdiction and venue in any suit, action or proceeding in connection with this Guaranty in any state and/or federal courts, sitting with the Commonwealth of Pennsylvania. Guarantor and Landlord each hereby consents to process being served in any suit, action or proceeding in connection with this Guaranty by serving a copy thereof by prepaid registered or certified mail, return receipt requested, or by overnight service of a major courier company, addressed to Guarantor or Landlord, as applicable, at the address set forth at the heading of this Guaranty. Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, all claim of error or insufficiency by reason of any such service of process pursuant to the terms hereof and agrees that such service (i) shall be deemed in every respect to be effective service of process upon Guarantor or Landlord, as applicable in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to Guarantor or Landlord, as applicable.

                  (b) Nothing herein shall affect the right of Landlord or any successor or assign of Landlord to serve process in any manner permitted by law or affect the right of Landlord or any of them to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions where permitted by law.

                  (c) All notices to or demands upon Guarantor or Landlord, as applicable, under this Guaranty shall be made to the same address and in the same manner as process may be served pursuant to Paragraph 13(a) above.

            14. Guarantor represents and warrants that it has read and examined the Lease and this Guaranty and fully understands all of the terms and conditions thereof and hereof.

            15. No delay or omission by Landlord or any successor or assign of Landlord in exercising any right or remedy hereunder shall operate as a waiver thereof. No waiver of any rights and remedies hereunder shall be deemed made by Landlord or any successor or assign of Landlord unless in writing and duly signed by it. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy, and no single or partial exercise of any right or remedy under this Guaranty shall preclude any other or further exercise thereof or any other remedy.

            16. The provisions of this Guaranty shall inure to the benefit of Landlord and Landlord's successors and assigns, and shall bind Guarantor and its successors and assigns.

            17. Unless otherwise clearly expressed, whenever used herein the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

            IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                                           THE SMITH & WOLLENSKY
                                           RESTAURANT GROUP, INC.


                                           By: /s/ James Dunn
                                               ---------------------------------
                                               Name: James Dunn
                                                     ---------------------------
                                               Its:  President
                                                     ---------------------------